UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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HILTON WORLDWIDE HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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2020 PROXY STATEMENT
for Annual Meeting of Stockholders

April 24, 2020

Dear Stockholders:

Please join us for Hilton Worldwide Holdings Inc.’s Annual Meeting of Stockholders on Friday, June 5, 2020, at 9:00 a.m., Eastern time. In light of the COVID-19 situation, the 2020 Annual Meeting will be a virtual meeting of stockholders. As it has always been, the health and well-being of our guests, team members and all who visit our properties remains Hilton's highest priority.

You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/HLT2020. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the 2020 Annual Meeting in person.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on April 13, 2020 a Notice of Internet Availability of Proxy Materials on or about April 24, 2020. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our stockholders.

Your vote is important to us. Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone or by completing, signing and promptly returning a proxy card or you may vote electronically during the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares online, you may revoke your proxy at or prior to the Annual Meeting.

Thank you for your continued support of Hilton Worldwide Holdings Inc.

Sincerely,

Jonathan D. Gray	Christopher J. Nassetta
Chairman of the Board of Directors	President and Chief Executive Officer

Hilton PROXY STATEMENT

HILTON WORLDWIDE HOLDINGS INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	9:00 a.m., Eastern time, on June 5, 2020

VIRTUAL MEETING	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/HLT2020.

ITEMS OF BUSINESS	1.	To elect the director nominees listed in the Proxy Statement.
	2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
	3.	To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.
	4.	To determine, in a non-binding advisory vote, whether a non-binding stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.
	5.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE
You may vote at the Annual Meeting if you were a stockholder of record at the close of business on April 13, 2020. A list of these stockholders will be open for examination by any stockholder electronically during the 2020 Annual Meeting at www.virtualshareholdermeeting.com/HLT2020 when you enter your 16-Digit Control Number.

VOTING BY PROXY
To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described on the following page, in the Questions and Answers section beginning on page 47 of the Proxy Statement and on the proxy card.

By Order of the Board of Directors,

Kristin A. Campbell
Executive Vice President, General Counsel and Secretary

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 24, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 5, 2020: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com, a site that does not have "cookies" that identify visitors to the site.

Hilton PROXY STATEMENT

VOTING INFORMATION

If at the close of business on April 13, 2020, you were a stockholder of record, you may vote your shares by proxy in advance of the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) through the Internet, by telephone or by mail. Alternatively, you may attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/HLT2020. To participate in the Annual Meeting, you will need to have your 16-Digit Control Number included on your Notice of Internet Availability of Proxy Materials, or if you received a printed copy of the proxy materials, your proxy card or the instructions that accompanied your proxy materials. For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee. Please refer to information from your broker, bank or other nominee on how to submit voting instructions. To reduce our administrative costs and help the environment by conserving natural resources, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described in the "Questions and Answers" section beginning on page 47 of the Proxy Statement.
If you are a stockholder and are voting by proxy by Internet or by telephone prior to the Annual Meeting, your vote must be received by 11:59 p.m., Eastern time, on June 4, 2020 to be counted.

To vote by proxy prior to the Annual Meeting:
BY INTERNET
•Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.
•You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card to vote online.
BY TELEPHONE
•From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.
•You will need the 16-digit number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.
BY MAIL
•If you did not receive a printed copy of the proxy materials, request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.
•When you receive the proxy card, mark your selections on the proxy card.
•Date and sign your name exactly as it appears on your proxy card.
•Mail the proxy card in the enclosed postage-paid envelope provided to you.
YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING.

Hilton PROXY STATEMENT

TABLE OF CONTENTS

Proposal No. 1 — Election of Directors	2	Executive Compensation Program Overview & Pay for Performance	26
Nominees for Election to the Board of Directors in 2020	2	Base Salary	27
The Board of Directors and Certain Governance Matters	5	Annual Cash Incentive Program	27
Director Independence and Independence Determinations	5	LTI Program	30
Board Structure	5	Other Benefits and Perquisites	33
Board Committees and Meetings	6	Pension Benefits	33
Committee Membership	6	Severance Plan	33
Oversight of Risk Management	7	Key Executive Compensation Practices	34
Executive Sessions	8	Ownership Policy	34
Board and Committee Evaluations	8	Clawback Policy	35
Committee Charters and Corporate Governance Guidelines	8	Stock Award Granting Policy	35
Code of Conduct	8	Risk Considerations	35
Corporate Responsibility	8	IRS Code Section 162(m)	35
Director Nomination Process	9	Summary Compensation Table	36
Communications with the Board	10	2019 Grants of Plan-Based Awards	38
Compensation of Directors	11	Outstanding Equity Awards at 2019 Fiscal Year-End	39
Annual Compensation Program	11	2019 Option Exercises and Stock Vested	40
Special Committee	11	2019 Pension Benefits	40
Stock Ownership Policy	11	2019 Nonqualified Deferred Compensation	41
Director Compensation for 2019	12	Potential Payments Upon Termination or Change in Control	42
Executive Officers of the Company	13	Pay Ratio	44
Proposal No. 2 — Ratification of Independent Registered Public Accounting Firm	14	Ownership of Securities	45
Audit and Non-Audit Fees	14	Transactions with Related Persons	46
Proposal No. 3 — Non-Binding Vote on Executive Compensation	15	Questions and Answers	47
Proposal No. 4 — Advisory Vote on Frequency of Stockholder Vote on Executive Compensation	16	Stockholder Proposals for the 2021 Annual Meeting	50
Report of the Audit Committee	17	Forward-Looking Statements	50
Report of the Compensation Committee	18	Householding of Proxy Materials	51
Executive Compensation — Compensation Discussion and Analysis ("CD&A")	20	Other Business	51
Executive Summary	20	Annex A – Non-GAAP Measures	A-1
Executive Compensation Framework	24	Adjusted EBITDA	A-1
Roles in Making Compensation Decisions	24	Non-GAAP Financial Measures Reconciliation – Adjusted EBITDA	A-2
Say on Pay Vote	25
Executive Compensation Peer Group	25

Hilton PROXY STATEMENT

HILTON WORLDWIDE HOLDINGS INC.
7930 Jones Branch Drive
Suite 1100
McLean, Virginia 22102
Telephone: (703) 883-1000
PROXY STATEMENT
Annual Meeting of Stockholders
June 5, 2020
2019 COMPANY PERFORMANCE HIGHLIGHTS

GOVERNANCE HIGHLIGHTS
Our commitment to strong governance practices is illustrated by the following:

    • Commitment to a diverse director candidate pool
    • Board-level oversight of ESG matters
    • Annual election of directors
    • Lead independent director
    • Single class of voting stock
    • Majority voting standard for directors in uncontested elections
    • Proxy access by-law
    • No stockholder rights plan; and if our Board were ever to adopt a stockholder rights plan in the future without prior stockholder approval, we would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year
   • Named one of the “World’s Most Ethical Companies” by The Ethisphere Institute
BOARD GENDER DIVERSITY

VOTING ROADMAP	Our Board’s Recommendation

Proposal No. 1: Election of All Director Nominees	FOR
Our Board of Directors believes that all of the director nominees listed in this Proxy Statement have the requisite qualifications to provide effective oversight of the Company’s business and management.
Pg. 2

Proposal No. 2: Ratification of the Appointment of Ernst & Young LLP as independent registered public accounting firm	FOR
Our Audit Committee and Board of Directors believe that the retention of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020 is in the best interest of the Company and its stockholders.
Pg. 14

Proposal No. 3: Advisory Vote on Executive Compensation	FOR
We are seeking a non-binding, advisory vote to approve, and our Board of Directors recommends the approval of, the 2019 compensation paid to our named executive officers, which is described in the section of this Proxy Statement entitled "Executive Compensation."
Pg. 15

Proposal No. 4: Advisory Vote on Frequency of Stockholder Vote on Executive Compensation	FOR
We are seeking a non-binding, advisory vote to determine whether a non-binding, advisory vote to approve the compensation paid to our named executive officers should occur every one, two or three years.
Pg. 16

(1)Please see Annex A for additional information and a reconciliation of Adjusted EBITDA to financial measures derived in accordance with United States ("U.S.") generally accepted accounting principles ("GAAP").
(2)Excluding our CEO; including the CEO, 44% of our directors are women.

Hilton PROXY STATEMENT  1

 PROPOSAL NO. 1 — ELECTION OF DIRECTORS
Our Board of Directors (the "Board" or "Board of Directors") has considered and nominated the following nominees for a one-year term expiring at the 2021 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified: Christopher J. Nassetta; Jonathan D. Gray; Charlene T. Begley; Melanie L. Healey; Raymond E. Mabus, Jr.; Judith A. McHale; John G. Schreiber; Elizabeth A. Smith and Douglas M. Steenland. Action will be taken at the Annual Meeting for the election of these nominees.
Unless otherwise instructed, the persons named in the form of proxy card (the "proxyholders") included with this Proxy Statement, as filed with the Securities and Exchange Commission ("SEC"), intend to vote the proxies held by them for the election of the director nominees. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting, such proxies may be voted by the proxyholders in accordance with the recommendation of the Board. Except where the context requires otherwise, references to the "Company," "Hilton," "we," "us" and "our" refer to Hilton Worldwide Holdings Inc.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2020
The following information describes the offices held, other business directorships and the term of each director nominee as of March 31, 2020. Beneficial ownership of equity securities of the director nominees is shown under "Ownership of Securities" below.

Christopher J. Nassetta

Christopher J. Nassetta, 57, joined Hilton as President and Chief Executive Officer in December 2007 and has served as a director of Hilton since that time. Previously, he was President and Chief Executive Officer of Host Hotels and Resorts, Inc., a position he held from May 2000 until October 2007. He joined Host in 1995 as Executive Vice President and was elected Chief Operating Officer in 1997. Before joining Host, Mr. Nassetta co-founded Bailey Capital Corporation, a real estate investment and advisory firm, in 1991. Prior to this, he spent seven years at The Oliver Carr Company, a commercial real estate company, where he ultimately served as Chief Development Officer. Mr. Nassetta is an Advisory Board member for the McIntire School of Commerce at the University of Virginia. He is also a member of the board of directors, nominating and corporate governance committee and compensation committee of CoStar Group, Inc. He is also a member and a past Chairman of The Real Estate Roundtable, Chairman and Executive Committee member of the World Travel & Tourism Council, a member of the Economic Club of Washington, a member of Federal City Council, and has served in various positions at the Arlington Free Clinic. Mr. Nassetta graduated from the McIntire School of Commerce at the University of Virginia with a degree in Finance.
Qualifications, Attributes, Skills and Experience: experience as an executive in the hospitality industry, extensive financial background and experience with real estate investments; his role as our President and Chief Executive Officer brings management perspective to board deliberations and provides valuable information about the status of our day-to-day operations.

Jonathan D. Gray

Jonathan D. Gray, 50, is Chairman of our Board and has served as a director of Hilton since 2007. Mr. Gray is President and Chief Operating Officer of The Blackstone Group Inc. ("Blackstone"), and has served as a member of the board of directors of Blackstone since February 2012. He previously served as global head of real estate for Blackstone from January 2012 through February 2018. He also sits on Blackstone’s management committee. Mr. Gray served as a senior managing director and co-head of real estate from January 2005 to December 2011. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He also serves on the board of Harlem Village Academies. He previously served as a board member of Nevada Property 1 LLC (The Cosmopolitan of Las Vegas), Invitation Homes Inc., Brixmor Property Group and La Quinta Holdings Inc. Mr. Gray and his wife, Mindy, have established the Basser Research Center at the University of Pennsylvania School of Medicine, which focuses on the prevention and treatment of certain genetically caused breast and ovarian cancers.
Qualifications, Attributes, Skills and Experience: substantial experience with real estate investing and extensive financial background, including in-depth knowledge of the real estate and hospitality industries.

Hilton PROXY STATEMENT  2

Charlene T. Begley

Charlene T. Begley, 53, has served as a director of Hilton since 2017. Ms. Begley served in various capacities at General Electric Company from 1988 through 2013. Most recently, she served in a dual role as Senior Vice President and Chief Information Officer, as well as the President and Chief Executive Officer of GE’s Home and Business Solutions business from January 2010 through December 2012. Ms. Begley served as President and Chief Executive Officer of GE Enterprise Solutions from August 2007 through December 2009. During her career at GE, she served as President and Chief Executive Officer of GE Plastics and GE Transportation, led GE’s Corporate Audit staff and served as the Chief Financial Officer for GE Transportation and GE Plastics Europe and India. Ms. Begley currently serves as a director and member of the audit committee and management compensation committee of Nasdaq, Inc., and previously served as a director and member of the audit and nominating committees of Red Hat, Inc. Ms. Begley also previously served as a director and member of the audit and nominating committees of WPP plc.
Qualifications, Attributes, Skills and Experience: extensive business and management expertise, including leading divisions of a global enterprise, significant experience in technology, finance and information security, and service as a director of several public companies.

Melanie L. Healey

Melanie L. Healey, 58, has served as a director of Hilton since 2017. Ms. Healey served as Group President of The Procter & Gamble Company from 2007 to 2015. During her tenure at Procter & Gamble, one of the leading providers of branded consumer packaged goods, Ms. Healey held several leadership roles, including Group President and advisor to the Chairman and CEO, Group President, North America, and Group President, Global Health, Feminine and Adult Care Sector. Ms. Healey has more than 30 years of strategic, branding and operating experience from leading consumer goods companies including Procter & Gamble, Johnson & Johnson and S.C. Johnson & Sons. Ms. Healey also serves as a director of PPG Industries, Inc., Verizon Communications Inc. and Target Corporation.
Qualifications, Attributes, Skills and Experience: extensive business and management experience, including leadership roles in a global enterprise, significant experience in strategy, brands, consumer marketing and international operations, and service as a director of several public companies.

Raymond E. Mabus, Jr.

Raymond E. Mabus, Jr., 71, has served as a director of Hilton since 2017. Mr. Mabus brings significant public sector experience to the Hilton board, having served as the 75th United States Secretary of the Navy from 2009 to 2017. He was the United States Ambassador to the Kingdom of Saudi Arabia from 1994 to 1996, the 60th Governor of Mississippi from 1988 to 1992, and Auditor of the State of Mississippi from 1984 to 1988. In the private sector, Mr. Mabus served as Chairman and Chief Executive Officer of Foamex International, and a member of the board of directors of Enersys and Kroll. He currently serves on the board of directors of Dana Incorporated.
Qualifications, Attributes, Skills and Experience: extensive international experience, including as U.S. ambassador to Saudi Arabia, public policy and government relations experience, including as Secretary of the Navy and governor of the State of Mississippi, and public company executive and board experience.

Judith A. McHale

Judith A. McHale, 73, has served as a director of Hilton since 2013. Ms. McHale has served as President and Chief Executive Officer of Cane Investments, LLC since August 2011. From May 2009 to July 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to March 2009, Ms. McHale served as a Managing Partner in the formation of GEF/ Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation and ViacomCBS Inc. and previously served on the board of directors of Sea World Entertainment, Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.
Qualifications, Attributes, Skills and Experience: extensive business and management expertise, including experience as a chief executive officer and director of several public companies, as well as prior service as a high-ranking official in the U.S. Department of State.

Hilton PROXY STATEMENT  3

John G. Schreiber

John G. Schreiber, 73, has served as a director of Hilton since 2007. Mr. Schreiber is the President of Centaur Capital Partners, his family investment office, and a retired Partner and Co-Founder of Blackstone Real Estate Advisors (BREA). As Co-Chairman of the BREA Investment Committee, Mr. Schreiber oversaw all Blackstone real estate investments from 1992 to 2015. During that time, Blackstone invested over $75 billion of equity in a wide variety of real estate transactions. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust, General Growth Properties, Inc., Blackstone Mortgage Trust Inc., Invitation Homes Inc. and Hudson Pacific Properties, Inc. He currently serves on the board of JMB Realty Corp. and Brixmor Property Group Inc. and is a director/trustee of a number of mutual funds managed by T. Rowe Price Associates and a Trustee of Loyola University of Chicago. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.
Qualifications, Attributes, Skills and Experience: substantial experience with real estate investing and extensive financial background, including in-depth knowledge of the real estate and hospitality industries.

Elizabeth A. Smith

Elizabeth A. Smith, 56, has served as a director of Hilton since 2013. Ms. Smith has been a member of the board of directors of Bloomin’ Brands, Inc. since November 2009 and previously served as its Executive Chairman of the Board from April 2019 to February 2020, its Chairman of the Board from January 2012 to April 2019, and its Chief Executive Officer from November 2009 to April 2019. From September 2007 to October 2009, Ms. Smith was President of Avon Products, Inc., a global beauty products company, and was responsible for its worldwide product-to-market processes, infrastructure and systems, including Global Brand Marketing, Global Sales, Global Supply Chain and Global Information Technology. In January 2005, Ms. Smith joined Avon Products, Inc. as President, Global Brand, and was given the additional role of leading Avon North America in August 2005. From September 1990 to November 2004, Ms. Smith worked in various capacities at Kraft Foods Inc. Ms. Smith currently serves on the board of directors of The Gap, Inc., U.S. Fund for UNICEF and Atlanta Federal Reserve Board. Ms. Smith served as a member of the board of directors and audit committee member of Staples, Inc. from September 2008 to June 2014. Ms. Smith holds a bachelor’s degree, Phi Beta Kappa, from the University of Virginia and an M.B.A. from the Stanford Graduate School of Business.
Qualifications, Attributes, Skills and Experience: experience in strategy, brands, marketing and sales, as well as corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units.

Douglas M. Steenland

Douglas M. Steenland, 68, has served as a director of Hilton since 2009. Mr. Steenland worked for Northwest Airlines Corporation from September 1991 to October 2008, serving as Chief Executive Officer from April 2004 to October 2008 and as President from February 2001 to April 2004. During his tenure at Northwest Airlines, he also served as Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to his time at Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently chairman of the board of directors of American International Group, Inc. Mr. Steenland previously served as a director of Performance Food Group Company, Travelport Worldwide Limited, Digital River, Inc. and Chrysler Group LLC. Mr. Steenland received a B.A. from Calvin College and is a graduate from The George Washington University Law School.
Qualifications, Attributes, Skills and Experience: experience in managing large, complex, international institutions generally and experience as a member of global public company boards and an executive in the travel and hospitality industries in particular.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Hilton PROXY STATEMENT  4

THE BOARD OF DIRECTORS AND
CERTAIN GOVERNANCE MATTERS
Our Board manages or directs our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and three standing committees: the Audit Committee; the Compensation Committee; and the Nominating & ESG Committee. Our Board has a majority of independent directors, and all of our Board’s committees are fully independent.
We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance include:
•commitment to a diverse director candidate pool;
•Board-level oversight of environmental, social and governance (ESG) matters;
•a single class of voting stock;
•annual election of directors;
•a majority voting standard for directors in uncontested elections;
•a lead independent director;
•a "proxy access" by-law;
•regular executive sessions of independent directors;
•regular and robust Board and committee evaluations led by our lead independent director;
•active Board engagement in succession planning for executives and directors;
•no stockholder rights plan; and if our Board were ever to adopt a stockholder rights plan in the future without prior stockholder approval, we would either submit the plan to stockholders for ratification or cause the rights plan to expire within one year; and
•a range of other corporate governance best practices, including limits on the number of directorships held by our directors to prevent "overboarding," stock ownership guidelines for our executives and directors, a robust director education program, rotation of committee members, a commitment to Board refreshment and diversity, and an extensive director nominee selection process.
DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS
Under our Corporate Governance Guidelines and rules of the New York Stock Exchange ("NYSE"), a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Our Corporate Governance Guidelines define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. Our Corporate Governance Guidelines require the Board to review the independence of all directors at least annually.
In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether that relationship is material.
Our Board has affirmatively determined that each of Ms. Begley, Ms. Healey, Mr. Mabus, Ms. McHale, Mr. Schreiber, Ms. Smith and Mr. Steenland is independent under the guidelines for director independence set forth in our Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. Begley, Mr. Mabus, and Mr. Steenland is "independent" for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).
BOARD STRUCTURE
Our Board of Directors is led by Mr. Steenland, our lead independent director, and Mr. Gray, our Non-Executive Chairman. The Chief Executive Officer position is separate from the Chairman position. Although we believe that the separation of the Chairman and Chief Executive Officer positions is appropriate corporate governance for us at this time, our Board believes that the Company and stockholders are best served by maintaining flexibility to determine whether and when the Chairperson and CEO positions should be separate or combined to provide the appropriate leadership. Responsibilities of our lead independent director include serving as a liaison between the Chief Executive Officer and independent and non-management directors, advising as to the scope and production of Board materials, managing our Board’s self-evaluation process, providing input on meeting agendas, chairing executive sessions of independent directors, monitoring communications between stockholders and our Board, and consulting on corporate governance matters. Our Board appointed a new Nominating & ESG Committee Chair in November 2017 and new Audit and Compensation Committee Chairs in 2018 as part of a practice to refresh committee leadership from time to time.
Hilton PROXY STATEMENT  5

BOARD COMMITTEES AND MEETINGS
The following table summarizes the current membership of each of the Board’s standing committees.

Name	Audit Committee	Compensation Committee	Nominating & ESG Committee
Christopher J. Nassetta
Jonathan D. Gray
Charlene T. Begley	Chair		X
Melanie L. Healey		X
Raymond E. Mabus, Jr.	X
Judith A. McHale		Chair
John G. Schreiber		X
Elizabeth A. Smith			Chair
Douglas M. Steenland	X		X
We expect all directors to attend all meetings of the Board, meetings of the committees of which they are members and the annual meeting of stockholders. During the year ended December 31, 2019, the Board held four meetings, the Audit Committee held eight meetings, the Compensation Committee held four meetings and the Nominating & ESG Committee held four meetings. In 2019, each of our director nominees attended all of the meetings of the Board and committees on which he or she served as a member. We expect all directors to attend any meeting of stockholders. All of our directors attended the 2019 Annual Meeting of Stockholders.
COMMITTEE MEMBERSHIP
AUDIT COMMITTEE
All members of the Audit Committee have been determined to be "independent," as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally and audit committees in particular. Our Board also has determined that each of the members of the Audit Committee is "financially literate" within the meaning of the listing standards of the NYSE. In addition, our Board has determined that each of Ms. Begley and Mr. Steenland qualifies as an audit committee financial expert as defined by applicable SEC regulations.
The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Audit Committee Charter, and include among others:
•assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;
•assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;
•assessing the independent registered public accounting firm’s qualifications and independence;
•engaging the independent registered public accounting firm;
•overseeing the performance of our internal audit function and independent registered public accounting firm;
•assisting with our compliance with legal and regulatory requirements in connection with the foregoing;
•overseeing our exposure to risk, including, but not limited to, data privacy and security, business continuity and operational risks;
•reviewing related party transactions; and
•overseeing compliance with our Code of Conduct.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Audit Committee include reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements prior to inclusion in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or other public filings in accordance with applicable rules and regulations of the SEC.
On behalf of the Board, the Audit Committee plays a key role in the oversight of our risk management policies and procedures. See "Oversight of Risk Management" below.
COMPENSATION COMMITTEE
All members of the Compensation Committee have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors generally, and compensation committees in particular. In addition, all members qualify as "non-employee directors" for purposes of Rule 16b-3 of the Exchange Act and as "outside directors" for purposes of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").
The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Compensation Committee Charter, and include among others:
•establishing, maintaining and administering compensation and benefit policies designed to attract, motivate and retain personnel with the requisite skills and abilities to contribute to our long term success;
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•overseeing the goals, objectives and compensation of our President and Chief Executive Officer, including evaluating the performance of the President and Chief Executive Officer in light of those goals;
•overseeing the goals, objectives and compensation of our other executives and directors;
•assisting with our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and
•issuing a report on executive compensation for inclusion in our annual proxy statement and annual report.
With respect to our reporting and disclosure matters, the responsibilities and duties of the Compensation Committee include overseeing the preparation of the Compensation Discussion and Analysis for inclusion in our annual proxy statement and Annual Report on Form 10-K in accordance with applicable rules and regulations of the SEC. The charter of the Compensation Committee permits the committee to delegate any or all of its authority to one or more subcommittees and to delegate to one or more of our officers the authority to make awards to employees other than any Section 16 officer under our incentive compensation or other equity-based plan, subject to compliance with the plan and the laws of our state of jurisdiction.
The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee has engaged the services of Exequity LLP ("Exequity") as its independent outside compensation consultant since 2012. All executive compensation services provided by Exequity were conducted under the direction or authority of the Compensation Committee, and all work performed by Exequity was pre-approved by the Compensation Committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The Compensation Committee evaluated whether any work provided by Exequity raised any conflict of interest for services performed during 2019 and determined that it did not.
As requested by the Compensation Committee, in 2019, Exequity’s services to the Compensation Committee included, among other things, providing perspective on current trends and developments in executive and director compensation as well as analysis of benchmarking data and confirmation of our peer group composition.
NOMINATING & ESG COMMITTEE
All members of the Nominating & ESG Committee have been determined to be "independent" as defined by our Corporate Governance Guidelines and the NYSE listing standards.
The duties and responsibilities of the Nominating & ESG Committee are set forth in its charter, which may be found at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Nominating & ESG Committee Charter, and include among others:
•advising the Board concerning the appropriate composition and qualifications of the Board and its committees, and its leadership structure;
•identifying individuals qualified to become Board members;
•recommending to the Board the persons to be nominated by the Board for election as directors at any meeting of stockholders;
•recommending to the Board the members of the Board to serve on the various committees;
•developing and recommending to the Board a set of corporate governance guidelines and assisting the Board in complying with them;
•reviewing and assessing the Company's corporate responsibility strategy, practices and policies and making recommendations to the Board on those matters; and
•overseeing the evaluation of the Board and the Board’s committees.
OVERSIGHT OF RISK MANAGEMENT
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. The Board also actively engages in succession planning for its members as well as for our most senior executives. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation Committee and Nominating & ESG Committee. Each of the committees regularly reports to the Board.
The Audit Committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular
Hilton PROXY STATEMENT  7

meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. The Audit Committee assists the Board in monitoring cybersecurity risk by receiving quarterly reports from our information technology team that cover, among other things, our information security framework, threat assessment, response readiness, and training efforts. The Compensation Committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The Nominating & ESG Committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, corporate governance and corporate responsibility. In addition, our Board receives periodic detailed operating performance reviews from management. Our chief risk officer updates the Audit Committee on a quarterly basis and the full Board on an annual basis and as needed.
EXECUTIVE SESSIONS
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management. Our lead independent director presides at these sessions.
BOARD AND COMMITTEE EVALUATIONS
In accordance with our Corporate Governance Guidelines and NYSE rules, and as a matter of effective corporate governance, the Board and its committees conduct annual self-evaluations. The Nominating & ESG Committee regularly evaluates the self-assessment process to keep current with best practices and refresh the process as necessary. In connection with our most recent self-evaluation, each of our directors completed a written questionnaire and had a one-on-one discussion with the lead independent director. The self-assessment process produces constructive feedback aimed at improving the performance and contribution of the Board, each committee and each director.
COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES
Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines and committee charters are reviewed from time to time by the Nominating & ESG Committee and, to the extent deemed appropriate in light of emerging practices such as ESG matters, revised accordingly, upon recommendation to and approval by the Board.
Our Corporate Governance Guidelines, our Audit, Compensation and Nominating & ESG Committee charters and other corporate governance information are available on the Corporate Governance page of the Investors section on our website at www.ir.hilton.com. Any stockholder also may request them in print, without charge, by contacting the Office of the Corporate Secretary at Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102.
CODE OF CONDUCT
We maintain a Code of Conduct that is applicable to all of our directors, officers and employees, including our Chair, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers. The Code of Conduct sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct and fair dealing. This Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. We will, if required, disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.
The Code of Conduct may be found on our website at www.ir.hilton.com under Investors: Corporate Governance: Governance Documents: Code of Conduct.
CORPORATE RESPONSIBILITY
Travel with Purpose, our corporate responsibility strategy, is our commitment to drive responsible travel and tourism globally. We have committed to double our investment in social impact and cut our environmental impact in half by 2030 (the "2030 Goals"). Our 2030 Goals, which align with the United Nations Sustainable Development Goals, are supported by 23 targets encompassing the Company’s operations, communities and supply chain. Our Board receives periodic updates from management on the Company’s corporate responsibility strategy and initiatives. Our Executive Committee also receives quarterly updates on our Travel with Purpose program, including a detailed review of progress towards our 2030 Goals.
We are committed to reducing our environmental footprint through energy and carbon management, water stewardship, waste reduction and responsible sourcing. We use our global presence as an engine of opportunity, focusing on positively impacting human rights, inclusive growth and our communities as we work towards our goal to double our social impact investment by 2030. In support of our 2030 Goals, we invested in various initiatives in 2019, which included having:
Hilton PROXY STATEMENT  8

•launched The Hilton Effect Foundation with the mission to create a better world to travel by investing in organizations and people that have a positive impact on the communities Hilton serves;
•exceeded our goal to open doors for 1 million young people by the end of 2019 by connecting with, preparing or employing them through global partnerships, talent pipeline and local activations;
•developed the industry’s first tailored training on Risks of Modern Slavery in Labor Sourcing and made this training freely available to the public;
•expanded our existing soap recycling program to 5,300 hotels globally as part of our commitment to sending zero soap to landfill;
•supported nearly 3,500 women-, minority-, veteran-, disabled- and LGBTQ-owned businesses in the U.S. through our award-winning Supplier Diversity Program;
•volunteered nearly 550,000 hours across 107 countries and territories;
•expanded our food donation initiative to all managed hotels in the U.S. and Canada;
•impacted nearly 11,000 refugees through volunteering, in-kind donations, purchasing, training and employment (since 2015);
•implemented a global ban on plastic straws, cocktail picks and stir sticks, and continued our transition from individual bath toiletries to full-size dispensers; and
•maintained what we believe is the largest environmentally certified building portfolio in the world, with all hotels globally certified to ISO 9001 (Quality Management), ISO 14001 (Environmental Management) and ISO 50001 (Energy Management) standards.
LightStay, our proprietary corporate responsibility performance management system, is used by each of our hotels globally to measure and manage our environmental and social impact, enabling us to track progress towards our 2030 Goals. In 2019, we achieved Global Sustainable Tourism Council Recognized Standard status for LightStay, the first major hotel company to receive this recognition, and we were named the global industry leader on the Dow Jones Sustainability Indices, demonstrating leadership across economic, social and environmental pillars. We were named one of the "World's Most Ethical Companies" by The Ethisphere Institute for the second year in a row and we were featured in Fortune’s 2019 Change the World List for the second year in a row, the only hospitality company on the list. We also were named to the global environmental impact nonprofit CDP's 2019 "A-List" for climate change, recognizing our actions to cut emissions, mitigate climate risk and contribute to the low-carbon economy. This year we once again received a 100 percent rating in the Corporate Equality Index from the Human Rights Campaign.
DIRECTOR NOMINATION PROCESS
The Nominating & ESG Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating & ESG Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating & ESG Committee does not have a standard set of fixed qualifications that is applicable to all director candidates. At a minimum, the Nominating & ESG Committee assesses each candidate’s strength of character, judgment, industry knowledge or experience, his or her ability to work collegially with the other members of the Board and his or her ability to satisfy any applicable legal requirements or listing standards. The Company values diversity on an organizational basis and seeks to achieve a mix of Board members that represent a diversity of background and experience, including with respect to age, gender, race, ethnicity and occupation. Although the Board does not establish specific goals with respect to diversity, the Company's Corporate Governance Guidelines provide that any pool of potential new directors will include diverse candidates. The Nominating & ESG Committee implements that policy and assesses its effectiveness by examining the diversity of all the directors on the Board when it selects director nominees.
In identifying prospective director candidates, the Nominating & ESG Committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The Nominating & ESG Committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating & ESG Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the Nominating & ESG Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In connection with its annual recommendation of a slate of nominees, the Nominating & ESG Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the upcoming Annual Meeting.
The Nominating & ESG Committee will consider director candidates nominated by stockholders. Our by-laws allow a single stockholder, or group of up to 20 stockholders, owning 3% or more of our outstanding common stock continuously for at least three years as of the date of nomination to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals and 20% of the number of directors then serving, provided the stockholder(s) and the nominee(s) satisfy the requirements specified in our by-laws, including that notice of a nomination be provided to our Secretary at the address below not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. A non-proxy access director nomination must notify our Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Any nomination submitted to our Secretary should be in writing, satisfy the requirements contained in our by-laws, and include
Hilton PROXY STATEMENT  9

any necessary supporting material in support of the nomination, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. The address to submit a nomination is: Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102. All nominations received by our Secretary that satisfy our by-law requirements relating to director nominations will be presented to the Nominating & ESG Committee for consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth above and in our by-laws. These requirements also are described under the caption "Stockholder Proposals for the 2021 Annual Meeting."
COMMUNICATIONS WITH THE BOARD
As described in the Corporate Governance Guidelines, stockholders and other interested parties who wish to communicate with a member or members of the Board, including the Chairperson of the Audit, Compensation, or Nominating & ESG Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Office of the Corporate Secretary, 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102, who will forward such communication to the appropriate party.

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COMPENSATION OF DIRECTORS
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on our Board. Our employee and non-independent directors received no compensation for serving on the Board during 2019.
ANNUAL COMPENSATION PROGRAM
Each independent director was entitled to annual compensation for the period from our 2019 annual meeting until our 2020 annual meeting, as shown in the table below. As part of its periodic review of the annual director compensation program, the Board modified the annual cash retainer and the annual equity award by $5,000 and $10,000, respectively. The Board made these adjustments with input from its independent outside compensation consultant in order to better align the independent directors’ compensation with the Company’s peers.

Pay Element	Retainer Amount(1)(2)
Board Service
Annual Equity Award		$170,000
Annual Cash Retainer		$100,000

Lead Independent Director		$75,000

Committee Service	Chair	Member
Audit Committee	$30,000	$15,000
Compensation Committee	$25,000	$10,000
Nominating & ESG Committee	$20,000	$10,000
(1)All of our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or committee meetings. In addition, all of our independent directors are eligible to participate in our travel perquisite program, which provides for Company-paid rooms, food and beverage and on-site services for independent directors and eligible executive officers, and their accompanying family members, while on personal travel at Company-branded hotels. For additional details on our travel perquisite program, see "Other Benefits and Perquisites" in the Compensation Discussion and Analysis. Independent directors who retire from the Board with at least seven years of service are currently eligible for reimbursement for rooms, food and beverage and on-site services at Company-branded hotels for up to 30 nights annually (subject to a specified cap, which is currently $20,000), concierge services, access to our team member discount program and lifetime Diamond status in our Hilton Honors loyalty program. Currently, there are no former directors who are eligible for this retiree benefit and this benefit may be amended or discontinued at any time.
(2)Cash compensation is payable on a semi-annual basis.
Equity awards are granted to our independent directors annually upon his or her election or reelection at our annual meeting of stockholders. The 2019 annual equity award was $170,000 and delivered in the form of deferred share units ("DSUs"), where the number of DSUs awarded is equal to $170,000 divided by the closing price of our common stock on the grant date. The equity currently held by our directors was awarded under the Hilton 2017 Omnibus Incentive Plan (the "2017 Incentive Plan") and, prior to its adoption, the Hilton Worldwide Holdings Inc. 2013 Omnibus Incentive Plan (the "2013 Incentive Plan" and, together with the 2017 Incentive Plan, the "Incentive Plans") and the material terms thereof are outlined in the table below.

Annual Equity	Vesting	Dividend Equivalents	Termination or Change in Control
DSUs Granted annually since 2015	Fully vested at the time of grant and settle in shares of common stock upon the earlier of termination of service for any reason or a change in control	Accrue in the form of additional DSUs in an amount equal to the fair market value of the dividend payment as of the dividend payment date, payable at settlement	Immediately settle

SPECIAL COMMITTEE
In addition to the three above-referenced standing Board committees, the Board established a special committee in 2019 to meet in 2020 to review transactional matters related to a license agreement. The members of the special committee were Ms. Begley, Ms. Healey, Mr. Mabus and Ms. Smith. Each member will earn a $10,000 cash retainer plus a $500 cash payment for each meeting attended or workday spent addressing these transactions.
STOCK OWNERSHIP POLICY
We have a stock ownership policy for our non-employee directors. Each of our independent directors is required to own our stock in an amount equal to five times his or her regular annual cash retainer. Each independent director, other than the directors appointed to the Board in 2017, currently satisfies the stock ownership requirement. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested options and shares held under a deferral or similar plan. Independent directors are expected to meet this ownership requirement within five years from the later of: (1) December 11, 2013 and (2) the date they first become subject to the stock ownership policy.
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DIRECTOR COMPENSATION FOR 2019
The table below sets forth information regarding non-employee director compensation for the fiscal year that ended December 31, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)
Charlene T. Begley	$137,500	$169,976	$42,673	$350,149
Jonathan D. Gray	—	—	—	—
Melanie L. Healey	$107,500	$169,976	$14,336	$291,812
Raymond E. Mabus, Jr.	$112,500	$169,976	$80,467	$362,943
Judith A. McHale	$122,500	$169,976	$22,998	$315,474
John G. Schreiber	$107,500	$169,976	—	$277,476
Elizabeth A. Smith	$117,500	$169,976	$13,766	$301,242
Douglas M. Steenland	$197,500	$169,976	$37,567	$405,043
(1)Represents the grant date fair value of DSUs computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, without taking into account estimated forfeitures, based on the closing price on the NYSE of our common stock on the grant date. Each eligible non-employee director was granted 1,865 DSUs on May 9, 2019, representing the director’s annual equity award for the annual period from the 2019 annual meeting to the 2020 annual meeting. In accordance with the SEC’s rules, dividend equivalents that accrued on the directors’ 2019 DSU awards are not reported above because dividends were factored into the grant date fair value of these awards.
For details regarding the directors' beneficial ownership of equity securities, including their outstanding DSUs, see "Ownership of Securities".
(2)Reflects all Company-paid expenses incurred at Company-branded hotels while on personal travel under our travel perquisite program. For each stay, we included the full nightly room rate charged by the hotel, associated room taxes and fees, parking, food and beverage charges and other on-site services.

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 EXECUTIVE OFFICERS OF THE COMPANY
Set forth below is certain information regarding each of our current executive officers as of March 31, 2020, other than Mr. Nassetta, whose biographical information is presented under "Nominees for Election to the Board of Directors in 2020."

Kristin A. Campbell
Kristin A. Campbell, 58, joined Hilton as Executive Vice President and General Counsel in June 2011. She is responsible for leading Hilton’s global legal and compliance functions. Ms. Campbell also is a director of Office Depot, Inc., chair of its corporate governance and nominating committee and a member of its compensation committee. Prior to Hilton, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., an international office products company from May 2007 to June 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at the law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell graduated summa cum laude from Arizona State University and received a J.D. from Cornell University Law School.

Ian R. Carter
Ian R. Carter, 58, has served as Executive Vice President and President, Global Development for Hilton since October 2012 and previously oversaw Operations for Hilton since August 2009. He previously served as Chief Executive Officer of Hilton International Co. prior to its re-acquisition by Hilton in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as Officer and President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter is President of the Dame Maureen Thomas Foundation for Young People. He serves as Vice Chairman of the board of advisors of the Boston University School of Hospitality Administration and on the board of directors of Visit Florida. Mr. Carter previously served as non-executive chairman of the board of Del Frisco’s Restaurant Group, Inc. Mr. Carter is a graduate of the University of West London, School of Business and Management, and received an honorary doctorate from the university.

Kevin J. Jacobs
Kevin J. Jacobs, 47, is Executive Vice President and Chief Financial Officer of Hilton, and oversees all of the Company’s finance and real estate functions. He joined Hilton in 2008 as Senior Vice President, Corporate Strategy; was elected Treasurer in 2009; was appointed Executive Vice President and Chief of Staff in 2012; and assumed his current role in 2013. Previously, he was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to joining Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance & Investor Relations, preceded by various roles at PricewaterhouseCoopers LLP and Cushman & Wakefield, Inc. Mr. Jacobs is a member of the Dean’s Advisory Board of the Cornell University School of Hotel Administration, a member of the Hotel Development Council of the Urban Land Institute, a Trustee and member of the Executive Committee of the Federal City Council, and serves on the board of directors of Goodwill of Greater Washington. He is a graduate of the Cornell University School of Hotel Administration.

Martin Rinck
Martin Rinck, 55, is Executive Vice President and Chief Brand Officer at Hilton and oversees the positioning of the company’s 18 world-class brands across more than 6,000 hotels globally. He joined Hilton in 2008 as Executive Vice President and Area President in Asia Pacific (APAC), overseeing growth from 90 hotels trading and under development in 2008 to more than 600 upon his departure from APAC. Most recently, Mr. Rinck oversaw the Waldorf Astoria Hotels & Resorts, LXR Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton brands as Global Head of the Luxury & Lifestyle Group. Prior to joining Hilton, Mr. Rinck served as President and Managing Director – Asia Pacific for Carlson Rezidor Hotel Group; Executive Vice President and Chief Development Officer – EMEA for Carlson Rezidor Hotel Group; Chief Executive Officer for Mövenpick Gastronomy International in Switzerland as well as for InterContinental Hotels Group in Europe and the United States, and Mandarin Oriental Hotel Group in Indonesia. Born in Hamburg, Germany, Mr. Rinck holds an MBA from Brunel University.

Matthew W. Schuyler
Matthew W. Schuyler, 54, has served as our Executive Vice President and Chief Human Resources Officer since June 2009 and leads the Company’s global human resources organization. Mr. Schuyler was previously Chief Human Resources Officer at Capital One Financial Corporation from April 2002 to June 2009. Prior to Capital One, Mr. Schuyler served as Senior Vice President of Human Resources with Cisco Systems, Inc. and as a Partner with PricewaterhouseCoopers in the Global Human Resources Group. He serves as the Vice-Chair of the Penn State University Board of Trustees. Mr. Schuyler holds a B.S. from Penn State University and an M.B.A. from the University of Michigan.

Christopher W. Silcock
Christopher W. Silcock, 48, has served as Executive Vice President and Chief Commercial Officer since September 2015 and oversees Pricing and Revenue Management, Sales, Marketing, Loyalty and Partnerships, Distribution, and Data and Analytics. Mr. Silcock previously served as our Head of Sales and Revenue Management from September 2014 and Senior Vice President Revenue Management and Online from January 2013. Prior to that he was Senior Vice President Revenue Management since March 2009. Mr. Silcock holds a bachelor’s of science degree in Computer Studies from University of Essex and studied music prior to his hospitality career.

Hilton PROXY STATEMENT  13

PROPOSAL NO. 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2020.
Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They also will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.
The shares represented by your proxy will be voted for the ratification of the selection of Ernst & Young LLP unless you specify otherwise.
AUDIT AND NON-AUDIT FEES
In connection with the audit of the 2019 financial statements and internal control over financial reporting, we entered into an agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our financial statements for 2019 and 2018 and fees billed for other services rendered by Ernst & Young LLP for those periods:

	2019	2018
Audit fees:
Consolidated audit(1)	$5,670,720	$5,930,226
Statutory and subsidiary audits(2)	3,533,612	3,589,000
Total audit fees	9,204,332	9,519,226
Audit-related fees(3)	1,129,771	1,774,224
Tax fees(4)	2,178,602	1,775,225
All other fees(5)	—	18,212
Total audit and non-audit fees	$12,512,705	$13,086,887
(1)Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting and the review of financial statements included in SEC filings. The fees are for services that are normally provided by Ernst & Young LLP in connection with statutory or regulatory filings or engagements.
(2)Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP that are reasonably related to the performance of audits related to subsidiaries and statutory reporting required for legal compliance for certain international subsidiaries or requirements of debt or other operating agreements.
(3)Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP that are reasonably related to the performance of the Company’s audit. Specifically, these costs include fees for accounting and audit consultation, audits of employee benefit plans, and other attest services.
(4)Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(5)Represents fees for international legal entity restructuring and accounting research services.
The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was.
Consistent with SEC policies regarding auditor independence and the Audit Committee’s charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the Audit Committee has adopted policies and procedures relating to the approval of all audit and permitted non-audit services provided by any independent registered public accounting firm prior to each engagement.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

Hilton PROXY STATEMENT  14

 PROPOSAL NO. 3 —
NON-BINDING VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed on pages 36 to 43, commonly referred to as the "say-on-pay" vote. While the results of the vote are non-binding and advisory in nature, the Compensation Committee and the Board intend to carefully consider the results of this vote.
The text of the resolution in respect of Proposal No. 3 is as follows:
"RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion, is hereby APPROVED."
In considering their vote, stockholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis on pages 20 to 35, as well as the discussion regarding the Compensation Committee on pages 6 to 7.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.
Hilton PROXY STATEMENT  15

PROPOSAL NO. 4 — ADVISORY VOTE ON FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Exchange Act requires us to submit a non-binding, advisory resolution to stockholders, at least once every six years, to determine how often we should include a say-on-pay proposal in our proxy materials for future stockholder meetings. Under this Proposal 4, stockholders may vote to have a say-on-pay proposal every one, two or three years.
Our stockholders voted on a similar proposal in 2014, with the majority voting to hold an advisory vote on a say-on-pay proposal every year. We continue to believe that these advisory votes should be conducted every year, so that our stockholders may give the Board and the Compensation Committee the opportunity to annually evaluate compensation decisions in light of ongoing stockholder feedback.
Although this Proposal 4 is an advisory vote and not binding on the Company, the Compensation Committee or the Board, the Compensation Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting future say-on-pay votes.
It is expected that the next vote on a say-on-pay frequency proposal will occur at our 2026 annual meeting of stockholders.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “ONE YEAR” WITH RESPECT TO HOW FREQUENTLY A STOCKHOLDER VOTE TO APPROVE, IN A NON-BINDING VOTE, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR.
Hilton PROXY STATEMENT  16

REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter that is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of "The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee." Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:
Charlene T. Begley, Chair
Raymond E. Mabus, Jr.
Douglas M. Steenland
Hilton PROXY STATEMENT  17

 REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee (the "Committee") has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Submitted by the Compensation Committee of the Board of Directors:
Judith A. McHale, Chair
Melanie L. Healey
John G. Schreiber
Hilton PROXY STATEMENT  18

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Hilton PROXY STATEMENT  19

EXECUTIVE COMPENSATION –
COMPENSATION DISCUSSION AND ANALYSIS ("CD&A")

At the time of this filing, the global COVID-19 pandemic has created unprecedented challenges. In response to this global crisis, we have taken actions to prioritize the safety and security of our guests, employees and owners, and support our communities, which have included: (i) finding alternative uses for our hotel properties, such as providing housing for first responders and healthcare workers; (ii) pledging financial assistance to organizations helping those affected by COVID-19 through our Hilton Effect Foundation; and (iii) providing the option for our Hilton Honors members to donate Hilton Honors points to select foundations aiding those impacted by COVID-19.
Hilton has also taken actions to significantly reduce expenses and preserve liquidity, including temporary changes related to executive pay. Our President and CEO, Christopher Nassetta, will forgo his base salary for the remainder of 2020 and our Executive Committee will have their base salaries reduced by 50% for the duration of the crisis. Our CD&A relates to 2019 performance and compensation, neither of which were affected by the COVID-19 pandemic. The Committee is actively monitoring the effects of the COVID-19 pandemic on our operations and results. It is anticipated that the Committee will re-evaluate the performance goals associated with our annual cash incentives and long-term performance awards later in 2020. We will communicate any material changes in accordance with applicable disclosure obligations.

Our CD&A describes our executive compensation program for our Named Executive Officers (“NEOs”) and highlights our strong Company performance for 2019. Hilton welcomed approximately 178 million guests at more than 6,100 properties throughout 119 countries and territories in 2019. Our global footprint and scale give us a unique opportunity to create heartfelt experiences for guests, meaningful opportunities for team members, high value for hotel owners and a positive impact in the communities we serve – all while generating premium returns for our stockholders.

1) 2019 COMPANY PERFORMANCE	Page 21

2) HOW WE MAKE PAY DECISIONS	Page 24

• We design pay programs to reward for financial performance, specific business results and human capital management ("HCM") objectives, to mitigate material risks and to align with stockholder interests by having a significant portion composed of long-term equity-based awards
VOTED “FOR”
• We set pay levels commensurate with performance and the need to attract and retain high quality talent	2019 SAY ON PAY Stockholders continued to show strong support for our executive compensation programs
• We consider many factors, including the advice of the Committee’s consultant, internal pay equity, external market data, Company and individual performance and results of our Say on Pay vote

3) 2019 NEO PAY DECISIONS	Page 26

Annual Base Salaries	Annual Cash Incentives	Annual Long-Term Incentive (“LTI”)
• 3% base salary increases at the median after considering market practices and increases for our corporate employees	• 123% of target payouts at the median • Awarded based on performance against financial, business area and HCM objectives
• 14% LTI target increases at the median after considering individual performance, external market data and internal pay equity
• Payouts granted at target level
• Awarded as a mix of 50% performance awards vesting based on three-year free cash flow (“FCF”) per share(2) compound annual growth rate (“CAGR”) and three-year Adjusted EBITDA CAGR, 25% restricted stock units (“RSUs”) and 25% stock options

Overview • Base Salary increased 4% and LTI target increased by $1.4M • Actual TDC was 102% of $20.5M target TDC • Summary Compensation Table (“SCT”) total increased by 6%
The Board considered Mr. Nassetta’s performance, 12-year tenure as our CEO, extensive experience in the hospitality industry and their desire for continuity in leadership. In light of these factors, the Board decided to increase Mr. Nassetta's base salary by 4% and his target LTI opportunity by $1.4M. During the past 12 years under Mr. Nassetta's leadership, Hilton has created significant value for our stockholders. Our stockholders have seen a total stockholder return ("TSR") of 182% since our IPO in 2013 and a TSR of 55% in 2019. For each of these periods, Hilton's TSR was 1.8x the TSR of the Standard & Poor’s ("S&P") 500 Index (assuming reinvestment of dividends).

4) RISK & GOVERNANCE	Page 34

No employment agreements(4) or individual change in control agreements	No tax gross-ups (beginning in 2019) and limited perquisites
Emphasize long-term performance	Double trigger change in control vesting
Good governance practices, with policies on clawbacks, anti-pledging, anti-hedging and stock ownership	Caps on maximum payouts for annual cash incentives and long-term performance awards
(1)Please see Annex A for additional information and a reconciliation of Adjusted EBITDA to financial measures derived in accordance with U.S. GAAP.
(2)FCF per share is calculated as described under “Performance Awards Granted in 2019.”
(3)TDC includes annual base salary, annual cash incentives and annual LTI.
(4)Unless required by local law outside the U.S.
Hilton PROXY STATEMENT  20

(1)RevPAR stands for Revenue Per Available Room and represents hotel room revenue divided by room nights available for guests.

Hilton PROXY STATEMENT  21

1) 2019 COMPANY PERFORMANCE (Continued)

We are a business of people serving people. We lead with culture and are fiercely committed to creating the world's best work environment. We know that when we invest in our Team Members, our guests and communities benefit. It is why we are committed to providing industry-leading benefits and people programs and creating meaningful personal and professional growth opportunities for each one of our Team Members. This is how we make Hilton a great place to work for all.

CULTIVATED OUR PURPOSE-LED "FOR ALL" CULTURE

Thrive at Hilton

Thrive at Hilton, our Team Member Value Proposition, inspires our Team Members to bring their best selves to work every day so they can be their authentic selves at every step of their career journey:

1 JOINING:

Our 2019 global workforce includes:

93% & **7%**
Full-Time Part-Time

25,000
new jobs created globally across our portfolio

66,000+
new Team Members hired

OPERATION: OPPORTUNITY
OUR MISSION IS YOUR SUCCESS

Achieved goal to hire
30,000
U.S. veterans, military spouses and caregivers

Pledged to make
25,000
additional hires by the end of 2025

2 WORKING:

Family-focused benefits, including **expanded parental leave,** milk transportation program for new mothers, parents concierge and **adoption assistance program**

Great environments, comfortable wardrobe options, flexible scheduling and Team Member recognition programs

To share in our success, we launched our new **Employee Stock Purchase Plan** in the U.S. and provide **financial wellbeing programs** globally

GO HILTON

Go Hilton Travel Program allows Team Members to become customers themselves, with deep discounts at our hotels around the world

3 GROWING:

Leadership development framework, Lead@Hilton, gives every Team Member the chance to grow

Career pathways for all provide job-specific career maps for positions in hotel operations

Continuous learning opportunities with programs such as Hilton University

COMMITTED TO CREATING AN INCLUSIVE AND DIVERSE WORKPLACE

Established new **2025 Diversity Targets**

Pledged to achieve **gender parity** at our leadership levels, including our board of directors, by 2025

Received over **30 Diversity and Inclusion Awards** including best workplaces for Diversity, Parents and Women

Incorporated **diversity, inclusion and unconscious bias** as required training for all Team Members

A portion of our leaders' pay is linked to **HCM performance objectives,** including progress on greater workforce diversity

Our policies ensure **succession planning for the board of directors and CEO** will include candidates who reflect **gender and ethnic diversity**

RECOGNITION FOR OUR "FOR ALL" AWARD-WINNING CULTURE

FORTUNE 100 BEST COMPANIES TO WORK FOR 2020

Best Company to Work for in the U.S.

Ranked **#1**

1st and only hospitality company to reach #1 for the second year in a row, and fifth year in a row on the top 100 list

WORLD'S BEST WORKPLACES 2019 Great Place To Work.

World's Best Workplaces

Ranked **#2** for the second year in a row

Great Place To Work.

Awarded 100+ "Great Place to Work" rankings in the past 4 years, including:

- **Argentina (#1)**
- Asia (#3)
- Australia (#3)
- Brazil (#14)
- Canada (#29)
- **China (#2)**
- Colombia (#4)
- Europe (#10)
- Germany (#12)
- India (#16)
- **Italy (#1)**
- Latin America (#11)
- Mexico (#4)
- Netherlands (#7)
- **Peru (#1)**
- **Saudi Arabia (#1)**
- **Turkey (#1)**
- United Arab Emirates (#3)
- United Kingdom (#3)
- **United States (#1)**

HUMAN RIGHTS CAMPAIGN FOUNDATION 2019 BEST PLACES TO WORK for LGBTQ Equality 100% CORPORATE EQUALITY INDEX

MILITARY FRIENDLY MF'19 AWARD COMPANY

DiversityInc 2019 TOP 50 COMPANIES FOR DIVERSITY

- Diversity (#4)
- Mentoring (#3)
- Employee Resource Groups (#4)
- Sponsorship (#4)
- Talent Acquisition for Women of Color (#4)
- Diversity Council (#8)
- LGBT Employees
- People with Disabilities (#8)
- Supplier Diversity (#11)

Best Workplaces for Parents USA 2019 — Parents (#1)

Best Workplaces for Women USA 2019 — Women (#1)

Best Workplaces for Millennials USA 2019 — Millennials (#2)

Best Workplaces for Diversity USA 2019 — Diversity (#15)

2019 People COMPANIES THAT CARE

Hilton PROXY STATEMENT  22

1) 2019 COMPANY PERFORMANCE (Continued)

WE MADE PROGRESS TOWARDS OUR 2030 GOALS

TRAVEL WITH PURPOSE is Hilton's corporate responsibility ("CR") strategy to drive responsible travel and tourism globally. We are committed to doubling our social impact investment and cutting our environmental footprint in half by 2030.

Doubling Our Social Impact Investment

Since 2017, we have:

Donated **$3.2M** in support to disaster relief	Trained **121,000** Team Members in anti-human trafficking	Volunteered nearly **1,430,000** hours

Cutting Our Environmental Footprint in Half

Since 2008, we have reduced our impact in our managed estate:

Carbon emissions	Energy	Water	Waste
-36%	-26%	-22%	-44%

Our 2030 Goals are aligned to the United Nations Sustainable Development Goals

We launched the Hilton Effect Foundation to create a better world to travel, and issued 15 initial grants globally

Our LightStay corporate responsibility management system achieved Global Sustainable Tourism Council-Recognized Standard status

We maintained one of the largest ISO certified portfolios in the world, with all of our properties certified to ISO 9001, ISO 14001 and ISO 50001

ADVANCED OUR SOCIAL IMPACT

We use our global network of more than 6,100 hotels to advance sustainable and inclusive growth for all.

- Exceeded our Open Doors pledge to positively impact 1 Million young people by 2019
- Developed 1st free online training on Labor Sourcing for the hospitality industry
- Supported nearly 3,500 women-, minority-, veteran-, disabled-, refugee- and LGTBQ-owned businesses through our award-winning Supplier Diversity Program
- We have committed to impact 16,000 refugees by 2030, and to date, we have positively impacted nearly 11,000 refugees globally
- Fostered diversity, inclusion and belonging for all, as described in our Diversity & Inclusion Brochure on our CR website

REDUCED OUR ENVIRONMENTAL IMPACT

We are working to reduce our environmental impact across our value chain to preserve the planet for future generations.

- Continued transitioning from single-use bath toiletries to full-size dispensers
- 1st hotel company to sign the Cool Food Pledge to reduce food-related carbon emissions
- Expanded food donation program to all managed hotels in the U.S. and Canada
- The first hotel brand to set science-based carbon reduction targets aligned with the Paris Climate Agreement
- Expanded our decade-long soap recycling program, already the largest in the industry, to 5,300 properties
- 13M+ recycled soap bars distributed

RECOGNITION FOR OUR AWARD-WINNING CR PROGRAM

- Named global industry leader on the Dow Jones Sustainability Indices
- CDP A LIST 2019 CLIMATE
- 100% Rating on the Corporate Equality Index
- 2019 World's Most Ethical Companies
- Became the only hospitality company on Fortune's Change the World list for the second year in a row

Please visit us at https://cr.hilton.com/our-reporting/ to learn more about our ESG efforts.
The contents of our website are not part of this Proxy Statement.
For more information on our governance, please see pages 5-10 within this Proxy Statement.

Hilton PROXY STATEMENT  23

EXECUTIVE COMPENSATION FRAMEWORK

Our executive compensation framework provides an overview of how we make pay decisions. Our compensation philosophy guides our compensation program and how we set pay levels after considering the factors outlined below.

Overall Compensation Philosophy – Our goal is to provide programs that:
• Deliver competitive levels of compensation to attract, retain and motivate highly-qualified executives
• Foster a strong relationship between long-term stockholder value and executive compensation by having a significant portion of compensation composed of LTI awards
• Emphasize performance-based compensation contingent upon achieving financial, business area and HCM performance goals
• Promote the Company’s core values of Hospitality, Integrity, Leadership, Teamwork, Ownership and Now

Compensation Program Design – Our programs are designed to:
• Provide three main components, each designed to be consistent with our compensation philosophy: base salary, annual cash incentive and LTI awards
• Cultivate long-term value creation without taking unnecessary risks
• Combine both short- and long-term compensation to promote retention and foster our pay-for-performance environment
• Emphasize at-risk pay over fixed pay, yet create a positive work environment that rewards long-term achievements
• Motivate and reward for successfully executing our business strategies
• Avoid rigid categorical guidelines or formulas in setting the level and mix of compensation

Compensation Process – In reviewing and establishing pay levels, we consider the following factors annually or more frequently as circumstances merit:
• Compensation of executives serving in similar positions at peer companies
• Individual knowledge, experience and capabilities of the executives
• The executive’s scope of responsibility, authority and accountability
• The level of pay relative to the Company’s other executives ("internal equity")

ROLES IN MAKING COMPENSATION DECISIONS

The Committee oversees our executive compensation program with the advice of its independent compensation consultant and support from the Company’s management team.

Compensation Committee
• With input from our Board and its independent compensation consultant, the Committee oversees and approves key aspects of executive compensation, including our CEO’s and other executive officers’ salaries, goals and payouts under the annual cash incentive plan, the size and structure of LTI awards and any executive perquisites or other benefits.
• In determining compensation for our NEOs, the Committee considers the factors outlined above and consults with its independent compensation consultant and the CEO (regarding the NEOs, other than himself). In determining compensation for the CEO, the Committee also reviews the CEO’s self-assessment of his performance against his Board-approved financial, business area and HCM objectives.
• In implementing the Company’s executive compensation program, the Committee takes into account the cyclical nature of the hospitality business, competitive market data and the alignment of the Company’s total pay opportunity and pay outcomes with performance.

Management
• The CEO and Chief Human Resources Officer work closely with the Committee in managing the executive compensation program and attend meetings of the Committee.
• The CEO makes recommendations to the Committee regarding compensation for executive officers other than himself.

Independent Compensation Consultant
• The Committee’s independent compensation consultant, Exequity, provides research, survey information and analysis, incentive design expertise and other analyses related to compensation levels and design. Exequity also updates the Committee on trends and developments related to executive compensation practices and provides its views to the Committee on best practices when evaluating executive pay programs and policies.
• In 2019, Exequity’s services to the Committee included, among other things, providing perspective on current trends and developments in executive and director compensation, analyzing benchmarking data and evaluating our peer group composition. It otherwise performed no other services for the Company. The Committee evaluated whether any of the work provided by Exequity during 2019 raised any conflict of interest and determined that it did not.

Hilton PROXY STATEMENT  24

SAY ON PAY VOTE

In 2019, the Committee considered the outcome of the stockholder advisory vote on 2018 executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Our stockholders voted at our 2019 annual meeting, in a non-binding, advisory vote, on the 2018 compensation paid to our NEOs. Approximately 92% of the votes were cast in favor of the Company’s 2018 compensation decisions. After considering this level of support, the Committee decided that the Say on Pay vote result did not necessitate any substantive changes to our compensation program.
92% OF STOCKHOLDERS APPROVED OUR 2019 SAY ON PAY PROPOSAL

We consider the opinions expressed by stockholders through their votes, periodic meetings and other communications and believe that stockholder engagement leads to enhanced governance practices. We have a proactive investor outreach program, which includes meetings with the investment community and one-on-one meetings or meetings in small groups. We periodically engage investors to discuss specific matters of importance to stockholders. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis.
EXECUTIVE COMPENSATION PEER GROUP
To gain an understanding of current compensation practices and assess the competitiveness of our compensation program, the Committee reviews pay of executives serving in similar positions at peer companies. The external market data reviewed for 2019 included peer group proxy data and broad industry-comparative compensation surveys. The Committee reviews the composition of the peer group on an annual basis in consultation with its independent compensation consultant and considers:

Industries that attract and retain similar talent
Global presence and brand recognition
Comparable size based on annual revenue, system-wide revenue of approximately $46 billion,(1) market capitalization, Adjusted EBITDA and number of employees
CHANGES TO THE PEER GROUP
As part of its annual review, the Committee evaluated the continued appropriateness of each peer. As a result of a recent corporate transaction, the Committee replaced Wyndham Worldwide Corporation with Wyndham Hotels & Resorts, Inc.(2) Otherwise, there were no other changes to the peer group.
2019 PEER GROUP COMPANIES
In August 2019, the Committee reviewed and approved the peer group listed in the table below. This is the peer group the Committee referenced when determining 2019 base salaries, target annual cash incentives and target LTI for our executive officers. The peer group consists of 17 hospitality, travel and global consumer brands and restaurants that have a similar corporate structure, global presence, brand recognition and that compete with the Company for talent.

Hospitality	Travel	Global Consumer Brands & Restaurants
Hyatt Hotels Corporation	Booking Holdings Inc.	Capital One Financial Corporation
Marriott International, Inc.	Carnival Corporation	McDonald’s Corporation
Wyndham Hotels & Resorts, Inc.(2)	Expedia Group, Inc.	NIKE, Inc.
	Las Vegas Sands Corporation	Starbucks Corporation
	MGM Resorts International	The Walt Disney Company
	Royal Caribbean Cruises, Ltd.	YUM! Brands, Inc.
United Continental Holdings, Inc.
Wynn Resorts, Limited
(1)2019 system-wide revenue reflects estimated revenues of franchised properties, in addition to revenues from properties managed, owned or leased by Hilton.
(2)In 2018, Wyndham Worldwide Corporation was renamed Wyndham Destinations, Inc. (a timeshare business) and completed the spin-off of Wyndham Hotels & Resorts, Inc. (a hotel franchisor).
Hilton PROXY STATEMENT  25

Our 2019 NEOs	Christopher J. Nassetta President & Chief Executive Officer	Kevin J. Jacobs EVP & Chief Financial Officer	Jonathan W. Witter(1) EVP & Chief Customer Officer	Matthew W. Schuyler EVP & Chief Human Resources Officer	Ian R. Carter EVP & President, Global Development	Christopher W. Silcock(2) EVP & Chief Operating Officer, Customer & Commercial

EXECUTIVE COMPENSATION PROGRAM OVERVIEW & PAY FOR PERFORMANCE
In structuring our executive compensation packages, the Committee considers how each component of compensation promotes retention and motivates performance. We believe that to attract and retain senior executives, we must provide them with a competitive level of compensation that rewards their continued service. We also believe that performance-based compensation plays the most significant role in aligning management’s interests with those of our stockholders. For this reason, performance-based at-risk compensation constitutes the majority of TDC, as illustrated below.
Our executive compensation program remains consistent with last year and is summarized below, including the performance measures for our annual cash incentives and LTI. The Committee believes that these measures motivate and reward executives for successfully executing our business strategies. Hilton’s key strategic priorities are to maximize performance, expand our global footprint, win on customer experience and align our culture and organization.

Pay Elements	Form		Performance Measures, Rationale & Key Characteristics				Objectives
Base Salary	Cash		Provide a competitive fixed level of pay				Align with external market data and internal equity for each role, responsibility and experience
Annual Cash Incentives Maximum Payout: 2x target	Cash		Financial	Annual Adjusted EBITDA is the key corporate metric we use to assess performance over the short-term			Align actual payout based on achievement of pre-established objectives for annual financial and strategic performance
			Business Area	Quantitative and qualitative objectives, specific to each individual and their function
			Human Capital Management	Talent management goals (e.g., diversity and succession planning) and leadership and engagement results from annual global employee engagement survey
Long-Term Incentives	Equity	50%	Performance Awards(3)(4)	50%	3-Year FCF per share CAGR	Generating significant FCF maximizes our performance	Reward for long-term Company performance; align with interests of our stockholders; retain executives through vesting over multi-year periods
Maximum Payout: 2x target Vest based on a 3-year performance period
				50%	3-Year Adjusted EBITDA CAGR	Allows us to reinvest in our business and return capital to stockholders
		25%	RSUs(4)	Value at vesting is based on stock price
Vest ratably over 2 years
		25%	Stock Options	Value at vesting is based on stock price appreciation
Vest ratably over 3 years
(1)Mr. Witter resigned from the Company effective April 17, 2020.
(2)Mr. Silcock transitioned from the role of EVP, Chief Commercial Officer to EVP, Chief Operating Officer for Customer and Commercial Operations on May 1, 2019. Following this transition, Mr. Silcock was no longer considered an executive officer of the Company for the purposes of Rule 3b-7 under the Exchange Act.
(3)Performance awards granted in 2019 were performance-vesting restricted stock units.
(4)RSUs and performance awards accrue dividend equivalents payable in cash following vesting, to the extent the underlying award vests. No dividend equivalents are paid unless the underlying RSUs or performance awards vest.
Hilton PROXY STATEMENT  26

BASE SALARY
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, tenure, performance, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position as compared to those of other executives within the Company and in similar positions at companies in our peer group. The Committee reviews base salaries periodically and may adjust them from time to time pursuant to such review.
In 2019, the Committee reviewed and set the base salaries as set forth in the table below, increasing base salaries by 3% at the median. These increases were consistent with market practices and increases for our corporate team members. Mr. Silcock's increase was based on his performance and transition to the role of Chief Operating Officer for Customer and Commercial Operations.

Name	2018 Base Salary ($)	2019 Base Salary ($)	2018 to 2019 Increase (%)
Christopher J. Nassetta	$1,250,000	$1,300,000	4.0%
Kevin J. Jacobs	$824,000	$850,000	3.2%
Jonathan W. Witter	$824,000	$850,000	3.2%
Matthew W. Schuyler	$681,861	$700,000	2.7%
Ian R. Carter	$787,856	$815,000	3.4%
Christopher W. Silcock(1)	$502,294	$576,540	14.8%
(1)Mr. Silcock's cash compensation is paid in British pounds ("GBP"). The amounts reported above were converted to U.S. dollars ("USD") based on the average monthly exchange rate for the year that ended December 31, 2019 of 1.27666 USD per GBP.
ANNUAL CASH INCENTIVE PROGRAM
Our annual cash incentive program is designed to motivate executive officers to focus on strategic business results and initiatives and reward them for their results and achievements.
2019 TARGETS FOR ANNUAL CASH INCENTIVE PROGRAM
Each NEO’s target annual cash incentive opportunity is expressed as a percentage of their base salary in effect at the end of the performance period. Threshold, target and maximum annual incentive opportunities are approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2019, the Committee set the threshold, target and maximum payout levels as set forth in the table below. Based on a review of competitive market data, the Committee decided to adjust the maximum payout opportunity for the NEOs other than the CEO, such that all NEOs are now aligned with the market. As a result, the maximum payout opportunity for the NEOs other than the CEO changed from 150% to 200% of base salary.

Name	Threshold(1)	Target(1)	Maximum(1)
Christopher J. Nassetta	75%	150%	300%
Kevin J. Jacobs	50%	100%	200%
Jonathan W. Witter	50%	100%	200%
Matthew W. Schuyler	50%	100%	200%
Ian R. Carter	50%	100%	200%
Christopher W. Silcock	50%	100%	200%
(1)As a percentage of base salary.
Hilton PROXY STATEMENT  27

2019 PERFORMANCE OBJECTIVES FOR ANNUAL CASH INCENTIVE PROGRAM
Each NEO’s annual cash incentive award opportunity is based on pre-established performance objectives. At the beginning of each performance period, our CEO works with senior management to establish business priorities, which are then used to create the performance objectives. Each objective is given a specific weighting based on its scope, importance and strategic relevance. The weighting for each objective is expressed as a percentage of the NEO’s total award opportunity. The Committee then reviews and approves the objectives recommended for each NEO.
The 2019 annual cash incentive program was based on a combination of financial, business area and HCM objectives. The weightings for each of the performance objectives are illustrated below and remain the same as last year:

Financial – The primary financial performance objective was our Adjusted EBITDA, the key metric used to assess performance over the short-term.(1)
Business Area – Both quantitative and qualitative in nature, business area objectives were specific to each individual and their function.
Name	Primary Business Area Performance Goals
Christopher J. Nassetta	• Compilation of the actual performance of each business area against predetermined objectives, including HCM goals, representing results across all areas of the Company

Kevin J. Jacobs
• Drive stockholder return through a disciplined approach to capital allocation and optimizing the balance sheet
• Maximize value in our global hotel real estate portfolio
• Continue to bolster our financial compliance and controls

Jonathan W. Witter
• Drive integrated performance across all our categories and brands
• Drive innovation to deliver high quality, consistent and distinctive brands
• Build leading customer loyalty and marketing capabilities and be the hotel of choice for owners

Matthew W. Schuyler
• Be the best place to work for all
• Attract, develop and maintain the best talent in the industry
• Drive operational excellence across our Human Resources ("HR") programs and prepare the organization for the future

Ian R. Carter
• Drive system-wide net unit growth
• Expand our global footprint by filling strategic market gaps, expanding our luxury and resort portfolio and achieving our international growth strategy
• Execute owner agreements and construction starts globally and drive retention through superior owner relations

Christopher W. Silcock
• Continue to grow global market share
• Bolster our commercial, revenue management and enterprise-wide analytics capabilities
• Optimize distribution through appropriate mix of direct and indirect channels

HCM – Composed of talent management goals equally weighted with leadership and engagement results, the HCM objectives were specific to each individual and their function. Talent management objectives measure results on attracting and developing talent, diversity and inclusion and succession planning. The HCM objectives are described in greater detail below.

Attract & Develop Talent –	Diversity & Inclusion –	Succession Planning –	Leadership & Engagement –

• Recruit and actively develop the best talent in the industry through ongoing feedback and coaching, while identifying and differentiating investment in top talent and actively managing underperforming talent
	• Cultivate an inclusive team environment where all people feel welcome and valued • Demonstrate meaningful progress towards greater workforce diversity	• Achieve succession planning objectives to support talent movement and business continuity	• Calculated based on responses to questions in our annual global employee engagement survey on leadership, engagement and trust
(1)For each NEO other than Mr. Witter, the financial performance measure was based solely on Adjusted EBITDA, which is calculated as set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K. Mr. Witter’s financial measure included both Adjusted EBITDA (20% of his total award opportunity) and Franchise Fees (20% of his total award opportunity). Franchise Fees are presented in the consolidated statements of operations in our audited consolidated financial statements in our Annual Report on Form 10-K.
Hilton PROXY STATEMENT  28

2019 PERFORMANCE RESULTS FOR ANNUAL CASH INCENTIVE PROGRAM
After the end of the performance period, each goal is assessed and rated based on the level of achievement. The Finance and HR departments review the achievement of each performance objective against the predetermined objectives with the CEO. The CEO then reviews these results with the Committee and recommends payout amounts under the annual cash incentive plan for each of the NEOs, other than himself. The Committee reviews and assesses each NEO’s achievement towards the executive’s goals and determines and approves the achievement level used to calculate the actual annual cash incentive award payable to each NEO.
Financial Performance Measure Results

Adjusted EBITDA
The key corporate metric used to assess performance over the short-term.
				Actual Achievement: $2,308M
				101.1% of Target Goal
CEO (50% of Total Award Opportunity) & Other NEOs (40% of Total Award Opportunity)		< Threshold	Threshold	Target	Maximum
	Achievement Level:	< Target x 90%	Target x 90%	$2,284M	Target x 110%

	Payout:(1)	0%	50%	100%	200%
				110.9% of Target Payout(2)

(1)To receive a payout, actual performance must exceed the threshold performance goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage would be adjusted on a linear basis.
(2)As described on the previous page, for each NEO other than Mr. Witter, the financial performance measure was based solely on Adjusted EBITDA. Mr. Witter’s financial measure included both Adjusted EBITDA (20% of his total award opportunity) and Franchise Fees (20% of his total award opportunity).
     Franchise Fees are a fundamental component of revenue for our resilient, fee-based business model. For the 20% of Mr. Witter’s total award opportunity based on Franchise Fees, the payout design is similar to his Adjusted EBITDA measure (shown above). Mr. Witter was eligible to receive a threshold payout percentage, defined as 50% of the target award, if actual achievement was 90% of the target goal ($1,666M) and was eligible to receive the maximum payout percentage, defined as 200% of the target award, if actual achievement met or exceeded 110% of the target goal. Actual achievement was $1,694M which was 101.7% of the target goal and resulted in a payout equal to 117.1% of the target payout.
Actual annual cash incentive awards were calculated by multiplying each NEO’s base salary by their respective target award potential, which was then adjusted by the combined achievement of the financial, business area and HCM performance objectives. For the year ended December 31, 2019, the NEOs’ target cash incentive opportunity and their cash incentive award earned (as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”) were as follows:

Name	Year-End Base Salary ($)	Target Annual Cash Incentive Opportunity as a Percentage of Base Salary (%)	Target Annual Cash Incentive Opportunity ($)	Actual Amount Earned as a Percentage of Target Payout (%)	Actual Amount Earned Under Annual Cash Incentive Program ($)
Christopher J. Nassetta	$1,300,000	150%	$1,950,000	123.0%	$2,397,525
Kevin J. Jacobs	$850,000	100%	$850,000	123.2%	$1,046,860
Jonathan W. Witter	$850,000	100%	$850,000	107.4%	$912,560
Matthew W. Schuyler	$700,000	100%	$700,000	131.1%	$917,420
Ian R. Carter	$815,000	100%	$815,000	129.0%	$1,051,432
Christopher W. Silcock(1)	$576,540	100%	$576,540	115.6%	$666,653
(1)For Mr. Silcock, the dollar amounts reported above were converted to USD as described under "Base Salary."

Hilton PROXY STATEMENT  29

LTI PROGRAM
The LTI program is designed to reward for future Company performance, align with the long-term interests of our stockholders and retain executives. LTI compensation is awarded annually under the Incentive Plans and provides an opportunity for executive officers and other key employees to increase their ownership interest in the Company through grants of equity-based awards.
2019 LTI TARGETS
Each NEO’s target LTI opportunity is set as a percentage of base salary and approved annually by the Committee based on peer group benchmark data and the scope and impact the executive has on the Company’s overall results. For 2019, the Committee set the target pay levels as set forth in the table below. The Committee delivered the majority of the increases to 2019 target TDC in the form of LTI, generally, because target LTI opportunity is the pay element most aligned with stockholder value over the long term. The increases were made after considering individual performance, level of pay relative to the market and internal equity. The LTI program is designed to retain executives over multi-year periods and this is reflective of the long tenure of the executives below, who have over a decade of service on average.

Name	2018 Target Long-Term Incentive(1) ($)	2019 Target Long-Term Incentive(1) ($)	2018 to 2019 Increase (%)
Christopher J. Nassetta	$15,833,000	$17,250,000	8.9%
Kevin J. Jacobs	$2,852,000	$3,250,000	14.0%
Jonathan W. Witter	$2,852,000	$3,250,000	14.0%
Matthew W. Schuyler	$1,881,677	$2,400,000	27.5%
Ian R. Carter	$2,025,916	$2,080,000	2.7%
Christopher W. Silcock	$1,000,000	$1,180,000	18.0%
(1)The dollar values above represent the nominal amounts used to determine the number of performance award units, RSUs and stock options granted. For the grant date fair value of the 2019 awards computed in accordance with FASB ASC Topic 718, see the “Summary Compensation Table” and “Grants of Plan-Based Awards Table.”
2019 LTI GRANTS
In February 2019, the Committee granted LTI awards at 100% of target. Grants under the LTI program were delivered using a blended equity portfolio, with 50% of the total LTI award amount for each NEO delivered in performance awards, 25% in RSUs and 25% in stock options. The largest portion of the total equity award takes the form of performance awards to incentivize our NEOs to achieve our most critical long-term objectives, with the remaining portion equally split between RSUs and stock options to promote retention, serve as a linkage to stockholder value and increase NEOs’ ownership interest in the Company.
In May 2019, to recognize Mr. Silcock's performance and his transition to the role of Chief Operating Officer for Customer and Commercial Operations, the Committee awarded him an RSU award valued at approximately $2,000,000. This RSU award vests ratably over three years, subject to his continued employment on the vesting date, and has the same terms and conditions as the RSUs granted under our annual equity grant program.

Hilton PROXY STATEMENT  30

PERFORMANCE AWARDS GRANTED IN 2019
Performance shares are intended to focus our executives on the long-term financial performance of the Company and vest based on a three-year performance period. For the performance awards granted in 2019, the Committee chose FCF per share CAGR and Adjusted EBITDA CAGR as performance measures because they align management’s interests with stockholders and incentivize management to achieve the Company’s long-term strategy. The Committee will determine the number of performance awards earned based on the level of achievement of each of the performance goals after the three-year performance period, as illustrated below.

3-Year FCF Per Share(1) CAGR
		< Threshold	Threshold	Target	Maximum
	Achievement Level:	< 9% CAGR	9% CAGR	13% CAGR	> 17% CAGR
50% Weighting
	Payout:(2)	0%	50%	100%	200%
	Performance Measure:	FCF per share CAGR maximizes Company performance and value creation over the long-term.

3-Year Adjusted EBITDA CAGR
		< Threshold	Threshold	Target	Maximum
	Achievement Level:	< 4% CAGR	4% CAGR	6% CAGR	> 8% CAGR
50% Weighting
	Payout:(2)	0%	50%	100%	200%
	Performance Measure:	Adjusted EBITDA CAGR focuses on growing our Adjusted EBITDA which, in turn, allows us to reinvest in our business and return capital to stockholders.

Payout	0% - 200% of Target Based on Actual Performance
(1)FCF per share is calculated as: (a) net cash provided by (used in) operating activities reported in accordance with U.S. GAAP, less (b) capital expenditures as disclosed by the Company in reports filed with or furnished to the SEC, plus (c) costs and expenses, including tax payments, relating to asset purchases and disposals and (d) excluding the impact on annual adjusted free cash flow resulting from any loyalty program advanced point sales; the result of which is divided by (e) the reported diluted weighted number of shares outstanding for the last calendar year being measured.
(2)In order to receive a payout, actual performance must exceed the threshold performance goal. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage will be adjusted on a linear basis.
PAYOUT OF PERFORMANCE AWARDS GRANTED IN 2017
The Committee granted performance shares in 2017 with a three-year performance period ending on December 31, 2019.
In March 2020, the Committee certified the achievement level under the established performance measures and settled the number of performance shares earned at 200% of target because the performance level achieved was above the maximum level, as illustrated below.

3-Year FCF Per Share CAGR (as defined above)
Actual Achievement: 20.0% CAGR
		< Threshold	Threshold	Target	Maximum
	Achievement Level:	< 9% CAGR	9% CAGR	13% CAGR	> 17% CAGR
50% Weighting

	Payout:	0%	50%	100%	200%

3-Year Adjusted EBITDA CAGR
Actual Achievement: 9.8% CAGR
		< Threshold	Threshold	Target	Maximum
	Achievement Level:	< 4% CAGR	4% CAGR	6% CAGR	> 8% CAGR
50% Weighting

	Payout:	0%	50%	100%	200%

Payout	200% of Target Based on Actual Performance
Hilton PROXY STATEMENT  31

TREATMENT OF LTI AWARDS UPON TERMINATION, CHANGE IN CONTROL OR RETIREMENT
Each equity-based award subjects the holder to restrictive covenants, including post-employment covenants not to solicit the Company’s employees or customers and not to compete against the Company for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or other disposition or distributions in respect of the equity award and any shares issued in respect thereof. Further, each of these executives’ equity-based awards is subject to the Company’s Clawback Policy (described in the “Clawback Policy” section). Additional provisions are outlined in the table below.

Award Type	Provisions for Unvested Awards
Performance Awards
• Death or “disability” (as defined in the Incentive Plans) – Prorated portion will immediately vest at target levels(1)
• “Change in control” (as defined in the Incentive Plans) – Immediate vesting occurs only if there is a qualifying termination (as described in the applicable award agreement) within 12 months following a change in control (a “double trigger”)(2)
• Retirement – Prorated portion will remain outstanding and eligible to vest at the end of the performance period based on actual performance(1)(3)
• Other reasons – Forfeited unvested(4)

Restricted Stock Units
• Death or disability – Immediately vest
• Change in control – Immediate vesting occurs only upon a double trigger(2)
• Retirement – Continue to vest according to the original vesting schedule(3)
• Other reasons – Forfeited unvested(4)

Stock Options(5)
• Death or disability – Immediately vest and become exercisable
• Change in control – Immediate vesting occurs only upon a double trigger(2)
• Retirement – Continue to vest according to the original vesting schedule(3)
• Other reasons – Forfeited unvested(4)

(1)Prorated based on the number of days in the applicable three-year period that have elapsed prior to termination.
(2)Upon a change in control without a qualifying termination event, unvested awards continue to vest according to their original schedule. For performance awards, the number of units subject to each award will be based on actual performance through the most recently completed fiscal quarter prior to the change in control or at a level as determined by the Committee in its good faith discretion.
(3)"Retirement" is defined as a termination of employment for any reason (other than for cause when grounds for cause exist or due to death or disability) after having reached age 55 and achieved at least 10 years of service, provided that the grant was made at least 6 months prior to the executive’s retirement.
(4)Termination for any other reason generally results in forfeiture of all unvested awards.
(5)Upon death or disability, vested options remain exercisable for one year. Upon a double trigger following change in control, vested options remain exercisable for 90 days. Upon retirement, vested options remain exercisable until the earlier of (x) the original expiration date or (y) five years from retirement. Upon termination for cause or a violation of specified restrictive covenants, all vested and unvested options terminate and all other unvested awards are forfeited. Upon termination for other reasons, vested options remain exercisable for 90 days. In no case will options remain exercisable later than the original expiration date.

Hilton PROXY STATEMENT  32

OTHER BENEFITS AND PERQUISITES

General Benefits
• Health and Welfare Benefits – We offer our eligible employees, including NEOs, benefits including group health, dental and disability insurance and basic life insurance premiums. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the NEOs participate in these plans on the same basis as all other employees.

Retirement Savings Benefits
• 401(k) Plan – The Company maintains a tax-qualified 401(k) plan, under which the Company matches 100% of employee contributions up to 3% of eligible compensation and 50% of employee contributions on the next 2% of eligible compensation.
• Executive Deferred Compensation Plan (“EDCP”) – We have historically offered the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through Hilton’s EDCP. Those eligible to participate in the EDCP could elect to defer up to 80% of their annual salary and up to 100% of their bonus. As of December 31, 2018, the EDCP was frozen, meaning no new participants may enter the plan and no compensation that is earned after December 31, 2018 may be deferred. Additional information about the EDCP is reflected under “2019 Nonqualified Deferred Compensation.”

Perquisites
•Limited Program – We provide limited perquisites to our NEOs when determined to be necessary and appropriate. The value of the NEOs’ perquisites and other personal benefits are reflected in the “All Other Compensation” column of the “Summary Compensation Table” and the accompanying footnote. The cost of these benefits has historically been a small percentage of the overall compensation package. We believe that these benefits and perquisites are competitive in our industry and consistent with our overall compensation philosophy.
•All NEOs – Through our travel perquisite program, we encourage our eligible executive officers and independent directors to travel and experience our properties around the world. The travel perquisite program provides our eligible executive officers and independent directors and their accompanying family members with Company-paid rooms, food and beverage and on-site services while on personal travel at Company-branded hotels. We believe that staying at our properties for non-business, leisure travel serves an important business purpose as it allows our eligible executive officers and independent directors to gain a better understanding and appreciation of our operations, bring that understanding back to their roles and provide more meaningful feedback and input into their functions. Eligible executive officers and independent directors are encouraged and expected to interact with property management and attend staff meetings during their stay and to provide feedback about their stay. We also provide our NEOs with the opportunity for an annual physical examination and identity theft protection coverage.
•CEO – In connection with the termination of Mr. Nassetta's employment agreement prior to our initial public offering, we agreed that he would continue to be entitled to the same perquisites he was entitled to under the employment agreement, in accordance with any applicable Company policies in effect from time to time, but on terms no less favorable than the terms set forth in the employment agreement. Accordingly, we provide Mr. Nassetta with a life insurance benefit for his family, Mr. Nassetta and his family are authorized to use Company aircraft for personal and business travel and to stay at any Company-branded hotels free of charge. It is the Company’s preference that Mr. Nassetta use Company aircraft for travel due to security reasons and the global nature of our business. This method of travel enables Mr. Nassetta to efficiently respond to business priorities and to use travel time in a productive manner for the Company.

PENSION BENEFITS
In addition to our 401(k) plan and EDCP, Mr. Carter participates in two of our defined benefit pension plans, the Hilton U.K. Pension Plan (the "U.K. Pension Plan") and the Hilton U.K. Hotels Employer-Financed Retirement Benefit Scheme (the "Supplemental U.K. Plan"), because of his previous service as Chief Executive Officer of Hilton International. Mr. Silcock participates in the U.K. Pension Plan because of his previous service in the U.K. Mr. Carter and Mr. Silcock ceased further pensionable service under the applicable plan(s) in 2009. See the "2019 Pension Benefits" table for a description of these defined benefit pension plans.
SEVERANCE PLAN
The Committee believes that a carefully structured severance plan is necessary to attract and retain talent. Our severance plan allows executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.
Under the terms of the executive severance plan (the “Severance Plan”) approved by the Committee, if an eligible executive’s employment is terminated by us without “cause,” or if the eligible employee terminates his or her employment for “good reason” (each, a “qualifying termination”), then, subject to the eligible employee’s execution and non-revocation of a release of claims against us, continued compliance with restrictive covenants related to post-employment non-solicitation and non-compete covenants for one year following termination, and indefinite covenants covering confidentiality and non-disparagement, the executive will be eligible to receive a severance payment amount based on their position, base salary and target bonus. Under the terms of the Severance Plan, our NEOs will be eligible to receive a severance payment equal to 2.0 times (2.99 times in the case of Mr. Nassetta) the sum of his or her annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition, upon a qualifying termination, the NEO will be entitled to certain continued health and welfare benefits, as described under “Potential Payments Upon Termination or Change in Control.”
The NEOs will also be entitled to the same level of severance upon a qualifying termination in connection with a change in control except that severance may be reduced if doing so would result in the executive realizing a better after-tax result following the imposition of any applicable golden parachute excise taxes under Internal Revenue Code Section 4999.
In addition to the Severance Plan, any compensation and benefits to be made in connection with a separation are determined at the discretion of the Committee and may be based on the executive, his or her position, the nature of the separation and the respective executive’s compliance with specified post-termination restrictive covenants.
Hilton PROXY STATEMENT  33

KEY EXECUTIVE COMPENSATION PRACTICES
We follow key executive compensation practices that promote good governance and serve the interests of our stockholders, as summarized below.

What We Do:
Emphasize long-term performance – Our LTI program is designed to focus executives on long-term stockholder value and emphasize achievement of strategic objectives over the next several years.
Engage an independent compensation consultant – The Committee’s consultant does not provide any other services to the Company.

Apply double trigger vesting in the event of a change in control – Cash severance benefits are payable and vesting of equity awards is accelerated only upon a “double trigger,” meaning when an executive’s employment is terminated following a change in control.

Provide limited perquisites – Our NEOs receive perquisites consistent with industry practices and, in addition, participate in the same Company-wide plans and programs offered to all eligible employees. We do not provide club memberships, personal financial or tax advice or private security.

Apply a clawback policy – The Committee has discretion to recover incentive compensation paid or awarded based on financial results impacted by fraud or misconduct.
Evaluate share utilization – The Committee annually reviews share utilization, burn rate and dilution levels resulting from our compensation practices.
Establish caps on maximum payouts – The Committee sets maximum amounts that may be payable for annual cash incentive compensation and long-term performance awards.
What We Do Not Do:

Provide employment agreements (unless required by local law outside the U.S.) or individual change in control agreements for our NEOs – The Committee has determined that employment agreements are not necessary to attract members of our executive team.

Allow pledging, hedging or short-sale transactions – Per our Insider Trading Policy, all covered persons (including officers, employees and directors) are prohibited from purchasing Company securities on margin or pledging Company securities as collateral. Further, we do not permit short sales or the purchase or sale of derivative instruments based on the Company’s securities.

Reprice or buyout underwater stock options – Our Incentive Plans do not permit the repricing or substitution of underwater stock options except with stockholder approval. Our Incentive Plans also do not permit the grant of stock options with below-market exercise prices, except in connection with certain corporate transactions.

Pay dividends or dividend equivalents on any unvested equity awards prior to vesting – Our Incentive Plans and associated award agreements prohibit the payment and delivery of dividends and dividend equivalents on unvested RSUs and performance awards, unless and until the underlying award vests.

Provide tax gross-ups – We do not provide tax gross-ups (beginning in 2019).

OWNERSHIP POLICY
We have adopted an executive stock ownership policy for our NEOs. Each of our NEOs is expected to own shares of our common stock in the following amounts within five years from the later of February 19, 2014 and the date the NEO first becomes subject to the stock ownership policy:

Role	Salary Multiple
CEO	5 times base salary
Other Executive Officers	3 times base salary

Each NEO currently satisfies the stock ownership requirement above. Under this requirement, executives may not dispose of any shares of the Company they acquire, including, but not limited to, any shares of vested restricted stock, any shares underlying vested restricted stock units, net of taxes, or any shares acquired upon the exercise of any stock options, net of taxes and payment of any exercise price, in each case, received from grants made until the ownership requirements are satisfied. This restriction does not apply to any shares of our common stock received by the executive in exchange for his or her equity held prior to our IPO.
Hilton PROXY STATEMENT  34

CLAWBACK POLICY
We have a clawback policy for our incentive compensation. The Committee determined that it may be appropriate to recover annual and/or LTI compensation from its current or former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Committee in specified situations. These situations include if such employee was overpaid as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such employee’s fraud, willful misconduct or gross negligence. If these situations occur, the Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results and determine whether to seek recovery of any excess incentive compensation paid or earned as a result of such inaccurate results.
STOCK AWARD GRANTING POLICY
The annual grant of stock-based awards to our NEOs is approved on the date of the first regularly scheduled Committee meeting of the calendar year (typically held in the first quarter). In addition to annual awards, other grants may be awarded at other times: (1) to attract new hires; (2) to recognize employees for special achievements or for retention purposes; (3) to new employees as a result of the acquisition of another company; or (4) as may be desirable and prudent in other special circumstances. The exercise price of stock options is the closing market price of our common stock on the date of grant. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.
RISK CONSIDERATIONS
The Committee believes that the design and objectives of our executive compensation program provide an appropriate balance of incentives for executives and avoid inappropriate risks. In this regard, our executive compensation program includes the following design features:
•Balances fixed versus at-risk compensation
•Balances short-term cash and LTI compensation
•Provides that at-risk compensation is based on a variety of qualitative and quantitative performance goals, including the Company’s stock price, the Company’s overall financial performance and the performance of specific business area and HCM objectives
•Caps the executives’ incentive compensation opportunities
•Provides the Committee with discretion to reduce the annual incentive amount awarded
•Significant stock ownership requirements
•Provides for a clawback of the executive’s compensation in specified circumstances
•Prohibits pledging and hedging of Company stock
IRS CODE SECTION 162(m)
Section 162(m) of the Internal Revenue Code generally limits the Company’s federal income tax deduction for any compensation in excess of one million dollars paid to NEOs. For tax years prior to 2018, the deductibility limitation under Section 162(m) did not apply to certain "performance-based compensation" arrangements or certain awards granted or paid during the Company’s post-IPO "transition period" under Section 162(m) (which ended on the date of our 2017 annual meeting of stockholders). However, due to amendments to Section 162(m), the "performance-based compensation" exception is no longer available for compensation paid with respect to fiscal year 2018 and future years (unless paid pursuant to certain pre-November 2, 2017 contractual arrangements).

Accordingly, while the Committee takes the deductibility limitations of Section 162(m) into account in its compensation decisions, we expect to authorize compensation payments that are not exempt under Section 162(m) when the Committee believes that such payments are appropriate to attract or retain talent.

Hilton PROXY STATEMENT  35

SUMMARY COMPENSATION TABLE
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the fiscal years indicated.

Name	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3)(4) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6)(7) ($)	Total(7) ($)
Christopher J. Nassetta President & Chief Executive Officer	2019	$1,291,346	—	$12,937,424	$4,312,483	$2,397,525	—	$435,343	$21,374,121
	2018	$1,250,000	—	$11,874,648	$3,958,229	$2,462,813	—	$658,021	$20,203,711
	2017	$1,242,308	—	$13,156,151	$1,718,737	$2,604,375	—	$471,610	$19,193,181
Kevin J. Jacobs EVP & Chief Financial Officer	2019	$845,500	—	$2,437,406	$812,486	$1,046,860	—	$34,331	$5,176,583
	2018	$820,308	—	$2,138,959	$712,996	$928,730	—	$36,466	$4,637,459
	2017	$791,808	—	$5,799,912	$599,999	$942,080	—	$47,458	$8,181,257
Jonathan W. Witter EVP & Chief Customer Officer	2019	$845,500	—	$2,437,406	$812,486	$912,560	—	$11,200	$5,019,152
	2018	$820,308	—	$2,138,959	$712,996	$929,884	—	$11,000	$4,613,147
	2017	$584,615	$250,000	$10,299,938	$599,988	$648,338	—	—	$12,382,879
Matthew W. Schuyler EVP & Chief Human Resources Officer	2019	$696,861	$300,000	$1,799,946	$599,979	$917,420	—	$30,928	$4,345,134
	2018	$677,826	—	$1,411,161	$470,416	$795,460	—	$34,486	$3,389,349
	2017	$652,699	—	$3,229,219	$409,771	$818,702	—	$21,831	$5,132,222
Ian R. Carter EVP & President, Global Development	2019	$810,302	—	$1,559,954	$519,980	$1,051,432	$251,771	—	$4,193,439
	2018	$784,326	—	$1,519,315	$506,466	$935,501	—	$22,815	$3,768,423
	2017	$761,482	—	$1,475,159	$491,725	$908,722	$195,315	$68	$3,832,471
Christopher W. Silcock(8) EVP & Chief Operating Officer, Customer & Commercial	2019	$554,559	—	$2,884,825	$294,994	$666,653	$66,422	$181,062	$4,648,515
(1)Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under the Company’s employee benefit plans.
(2)For Mr. Witter, this amount represents his sign-on bonus. For Mr. Schuyler, this amount represents a special bonus in recognition of industry-leading achievements and contributions toward our workplace culture, a key strategic priority for the Company.
(3)Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15: “Share-Based Compensation” of the audited consolidated financial statements included in our Annual Report on Form 10-K.
(4)In accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and performance awards granted in 2019 are not reported above because dividends were factored into the grant date fair value of these awards.
Of the performance awards granted in 2019, 50% vest according to three-year FCF per share CAGR and 50% vest according to three-year Adjusted EBITDA CAGR. The grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance awards would have been: Mr. Nassetta — $17,249,898; Mr. Jacobs — $3,249,875;Mr. Witter — $3,249,875; Mr. Schuyler — $2,399,928; Mr. Carter — $2,079,993; and Mr. Silcock — $1,179,854.
(5)Amounts reported represent the aggregate change in the actuarial present values of Mr. Carter’s and Mr. Silcock's accumulated benefits under the defined-present values of their retirement pensions due based on assumptions described below. These values are the sums that would be payable should Mr. Carter or Mr. Silcock choose to transfer their benefits from the U.K. Pension Plan in full as of December 31, 2019, 2018 and 2017. The key financial assumptions used in the calculations of the present values included discount rates of 3.75%, 4.65% and 4.50% for 2019, 2018 and 2017, respectively, consumer price index ("CPI") inflation of 2.10%, 2.50% and 2.45% for 2019, 2018 and 2017, respectively, and pension inflation of 1.50%, 1.60% and 1.60% for 2019, 2018 and 2017, respectively. The Company does not provide any of its executives with any above-market or preferential earnings on nonqualified deferred compensation.

Hilton PROXY STATEMENT  36

(6)For a description of our perquisites, see "Other Benefits and Perquisites" in the Compensation Discussion and Analysis. All Other Compensation for 2019 includes:

Name	Company 401(k) Match(a) ($)	Insurance Premiums(b) ($)	Personal Use of Company Aircraft(c) ($)	Executive Physical ($)	Reimbursements for Taxes Incurred for Specified Perquisites(d) ($)	Other(e) ($)	Total ($)
Christopher J. Nassetta	$11,200	$7,525	$388,320	$2,806	—	$25,492	$435,343
Kevin J. Jacobs	$11,200	—	—	2,500	—	$20,631	$34,331
Jonathan W. Witter	$11,200	—	—	—	—	—	$11,200
Matthew W. Schuyler	—	—	—	—	—	$30,928	$30,928
Ian R. Carter	—	—	—	—	—	—	—
Christopher W. Silcock(8)	—	—	—	$523	—	$180,539	$181,062
(a)Company contributions to the 401(k) for Mr. Nassetta, Mr. Jacobs and Mr. Witter.
(b)Employer-paid premiums for Mr. Nassetta’s executive life insurance policy.
(c)The amount reported reflects incremental costs of $386,037 for personal use of Company aircraft by Mr. Nassetta (and by members of his family and guests) and is determined by calculating an hourly variable rate (e.g., fuel, catering, certain maintenance costs, landing fees, crew travel and other miscellaneous variable costs) for the aircraft and then multiplying the result by the hours flown for personal use and flight hours for plane repositioning (or "deadhead") flights associated with personal use of Company aircraft. The amount does not include the fixed costs that do not change based on usage, such as crew salaries and hangar storage costs. In addition, family members and guests of Mr. Nassetta occasionally accompany him on business travel on Company aircraft for which we incurred $2,283 of incremental costs attributable to the total catering costs incurred on such flights.
(d)No tax gross-ups were provided.
(e)Reflects all employer-paid expenses incurred at Company-branded hotels while on personal travel under our travel perquisite program: Mr. Nassetta (and members of his family) — $25,492; Mr. Jacobs — $20,379; and Mr. Schuyler — $30,676. For each stay, we included the full nightly room rate charged by the hotel, associated room taxes and fees, parking, food and beverage charges and other on-site services. For Mr. Jacobs and Mr. Schuyler, amounts also reflect identity theft protection coverage ($252 for each NEO). For Mr. Silcock, amounts reflect his election to receive cash in lieu of participation in a defined contribution pension plan ($166,368) and car allowance ($14,171), which are customary benefits for the region.
(7)"All Other Compensation" and "Total" amounts previously reported for 2018 and 2017 for Mr. Nassetta, Mr. Jacobs and Mr. Carter and for 2017 for Mr. Schuyler have been amended as described below. Using these revised amounts, Mr. Schuyler would have been an NEO for fiscal 2018.

Name	Year	Company 401(k) Match ($)	Insurance Premiums ($)	Personal Use of Company Aircraft(a) ($)	Executive Physical ($)	Reimbursements for Taxes Incurred for Specified Perquisites(b) ($)	Other(c)(d) ($)	Total ($)
Christopher J. Nassetta	2018	$11,000	$7,525	$465,307	—	$106,958	$67,231	$658,021
	2017	$10,800	$7,525	$318,519	$1,020	$89,591	$44,155	$471,610
Kevin J. Jacobs	2018	$11,000	—	—	$2,500	$118	$22,848	$36,466
	2017	$10,800	—	—	$3,000	$134	$33,524	$47,458
Jonathan W. Witter	2018	$11,000	—	—	—	—	—	$11,000
	2017	—	—	—	—	—	—	—
Matthew W. Schuyler	2018	—	—	—	—	$131	$34,355	$34,486
	2017	—	—	—	—	$79	$21,752	$21,831
Ian R. Carter	2018	—	—	—	—	$207	$22,608	$22,815
	2017	—	—	—	—	$68	—	$68
(a)For Mr. Nassetta, amounts reported for 2018 and 2017 have been amended to include additional incremental costs of $372,160 and $312,885, respectively, for personal use of Company aircraft. Specifically, we reviewed certain flights previously classified as business trips and have classified them as personal trips and we have revised the previously reported incremental costs using the methodology described in footnote 6(c) above.
(b)Amount reported for 2017 for Mr. Nassetta has been amended to include an additional $62,256 of employer-paid taxes provided to Mr. Nassetta in 2017 related to his personal use of Company aircraft. Amounts reported for Mr. Jacobs, Mr. Schuyler and Mr. Carter have been amended to reflect employer-paid FICA taxes related to personal travel under our travel perquisite program. No tax gross-ups were provided in 2019.
(c)Amounts reported have been amended to include additional incremental costs for 2018 for Mr. Nassetta (and members of his family), Mr. Jacobs, Mr. Schuyler and Mr. Carter of $40,982, $22,596, $34,103 and $22,608, respectively, and for 2017 for Mr. Nassetta (and members of his family), Mr. Jacobs and Mr. Schuyler of $27,342, $33,524 and $21,752, respectively. These additional amounts are for stays at Company-branded hotels while on personal travel under our travel perquisite program. We reviewed certain hotel stays previously classified as business stays and have classified them as personal stays and we have revised the previously reported incremental costs using the methodology described in footnote 6(e) above. For 2018, additional amounts reported for Mr. Jacobs and Mr. Schuyler also reflect employer-paid amounts for identity theft protection coverage ($252 for each NEO).
(d)No amounts were reported in the “Executive Physical” and “Other” columns for Mr. Jacobs, Mr. Schuyler and Mr. Carter in 2018 and/or 2017, as applicable, as the total value of all of their respective perquisites and personal benefits was previously determined not to exceed $10,000 in either year.
(8)Mr. Silcock's cash compensation (i.e., salary, non-equity incentive plan compensation and all other compensation) is paid in GBP; the amounts reported above reflect the average monthly exchange rate for the year that ended December 31, 2019 of 1.27666 USD per GBP.
Hilton PROXY STATEMENT  37

2019 GRANTS OF PLAN-BASED AWARDS
The following table sets forth grants of plan-based awards to the NEOs during the fiscal year that ended December 31, 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Christopher J. Nassetta	Annual Cash Incentive	—	$48,750	$1,950,000	$3,900,000	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	51,895	103,790	207,580	—	—	—	$8,624,949
	RSUs	2/28/19	—	—	—	—	—	—	51,895	—	—	$4,312,475
	Stock Options	2/28/19	—	—	—	—	—	—	—	204,577	$83.10	$4,312,483
Kevin J. Jacobs	Annual Cash Incentive	—	$42,500	$850,000	$1,700,000	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	9,777	19,554	39,108	—	—	—	$1,624,937
	RSUs	2/28/19	—	—	—	—	—	—	9,777	—	—	$812,469
	Stock Options	2/28/19	—	—	—	—	—	—	—	38,543	$83.10	$812,486
Jonathan W. Witter	Annual Cash Incentive	—	$42,500	$850,000	$1,700,000	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	9,777	19,554	39,108	—	—	—	$1,624,937
	RSUs	2/28/19	—	—	—	—	—	—	9,777	—	—	$812,469
	Stock Options	2/28/19	—	—	—	—	—	—	—	38,543	$83.10	$812,486
Matthew W. Schuyler	Annual Cash Incentive	—	$35,000	$700,000	$1,400,000	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	7,220	14,440	28,880	—	—	—	$1,199,964
	RSUs	2/28/19	—	—	—	—	—	—	7,220	—	—	$599,982
	Stock Options	2/28/19	—	—	—	—	—	—	—	28,462	$83.10	$599,979
Ian R. Carter	Annual Cash Incentive	—	$40,750	$815,000	$1,630,000	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	6,257	12,515	25,030	—	—	—	$1,039,997
	RSUs	2/28/19	—	—	—	—	—	—	6,257	—	—	$519,957
	Stock Options	2/28/19	—	—	—	—	—	—	—	24,667	$83.10	$519,980
Christopher W. Silcock	Annual Cash Incentive(4)	—	$28,827	$576,540	$1,153,080	—	—	—	—	—	—	—
	Performance Awards	2/28/19	—	—	—	3,549	7,099	14,198	—	—	—	$589,927
	RSUs	2/28/19	—	—	—	—	—	—	3,549	—	—	$294,922
	RSUs(5)	5/9/19	—	—	—	—	—	—	21,944	—	—	$1,999,976
	Stock Options	2/28/19	—	—	—	—	—	—	—	13,994	$83.10	$294,994

(1)Reflects the possible payouts under the 2019 annual cash incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the Adjusted EBITDA component of the annual cash incentive program and that the NEO only earns the minimum payout for the performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)As described in further detail under “LTI Program,” the performance awards granted have a three-year performance period ending on December 31, 2021 with 50% vesting based on FCF per share CAGR and 50% vesting based on Adjusted EBITDA CAGR. Amounts reported in the “Threshold” column assume that 50% of the target performance awards will vest and amounts reported in the “Maximum” column assume that 200% of the target performance awards will vest.
(3)Represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 15: “Share-Based Compensation” of the audited consolidated financial statements included in our Annual Report on Form 10-K. The stock options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the NYSE on the date of grant.
The grant date fair value of the performance awards were computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. The grant date fair value of the performance awards that are scheduled to vest based on three-year FCF per share CAGR was determined to be for each of Mr. Nassetta, Mr. Jacobs, Mr. Witter, Mr. Schuyler, Mr. Carter and Mr. Silcock, $4,312,474, $812,468, $812,468, $599,982, $519,957 and $294,922, respectively. The grant date fair value of the performance awards that are scheduled to vest based on three-year Adjusted EBITDA CAGR was determined to be for each of Mr. Nassetta, Mr. Jacobs, Mr. Witter, Mr. Schuyler, Mr. Carter and Mr. Silcock, $4,312,475, $812,469, $812,469, $599,982, $520,040 and $295,005, respectively.
(4)For Mr. Silcock, the annual cash incentive amounts reported above were converted to USD as described under "Base Salary."
(5)Represents the RSUs granted to Mr. Silcock in May 2019, as described under "2019 LTI Grants."

Hilton PROXY STATEMENT  38

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END
The following table sets forth outstanding equity awards held by our NEOs as of December 31, 2019.

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1)(2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)		Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)
Christopher J. Nassetta	2/19/14	74,977	—	$45.46	2/19/24	—		—	—	—
	2/10/15	71,125	—	$57.99	2/10/25	—		—	—	—
	2/18/16	114,289	—	$41.41	2/18/26	—		—	—	—
	2/27/17	82,671	41,336	$58.02	2/27/27	45,962	(5)	$5,097,645	—	—
	3/1/18	55,483	110,969	$79.35	3/1/28	24,942	(6)	$2,766,317	199,532	$22,130,094
	2/28/19	—	204,577	$83.10	2/28/29	51,895	(6)	$5,755,674	207,580	$23,022,698
Kevin J. Jacobs	2/19/14	22,493	—	$45.46	2/19/24	—		—	—	—
	2/10/15	23,143	—	$57.99	2/10/25	—		—	—	—
	2/18/16	36,563	—	$41.41	2/18/26	—		—	—	—
	2/27/17	28,859	14,431	$58.02	2/27/27	22,981	(5)	$2,548,823	—	—
	3/1/18	9,994	19,989	$79.35	3/1/28	4,493	(6)	$498,319	35,942	$3,986,327
	2/28/19	—	38,543	$83.10	2/28/29	9,777	(6)	$1,084,367	39,108	$4,337,468
Jonathan W. Witter	5/24/17	25,331	12,667	$65.48	5/24/27	30,544	(7)	$3,387,635	—	—
	3/1/18	9,994	19,989	$79.35	3/1/28	4,493	(6)	$498,319	35,942	$3,986,327
	2/28/19	—	38,543	$83.10	2/28/29	9,777	(6)	$1,084,367	39,108	$4,337,468
Matthew W. Schuyler	2/19/14	18,744	—	$45.46	2/19/24	—		—	—	—
	2/10/15	17,442	—	$57.99	2/10/25	—		—	—	—
	2/18/16	27,556	—	$41.41	2/18/26	—		—	—	—
	2/27/17	19,709	9,856	$58.02	2/27/27	11,491	(5)	$1,274,467	—	—
	3/1/18	6,593	13,189	$79.35	3/1/28	2,964	(6)	$328,737	23,712	$2,629,898
	2/28/19	—	28,462	$83.10	2/28/29	7,220	(6)	$800,770	28,880	$3,203,081
Ian R. Carter	2/19/14	22,493	—	$45.46	2/19/24	—		—	—	—
	2/10/15	20,931	—	$57.99	2/10/25	—		—	—	—
	2/18/16	33,068	—	$41.41	2/18/26	—		—	—	—
	2/27/17	23,651	11,827	$58.02	2/27/27	—		—	—	—
	3/1/18	7,099	14,199	$79.35	3/1/28	3,191	(6)	$353,914	25,530	$2,831,532
	2/28/19	—	24,667	$83.10	2/28/29	6,257	(6)	$693,964	25,030	$2,776,077
Christopher W. Silcock	2/19/14	4,685	—	$45.46	2/19/24	—		—	—	—
	2/10/15	4,986	—	$57.99	2/10/25	—		—	—	—
	2/18/16	11,905	—	$41.41	2/18/26	—		—	—	—
	2/27/17	10,425	5,213	$58.02	2/27/27	—		—	—	—
	3/1/18	3,504	7,009	$79.35	3/1/28	1,575	(6)	$174,683	12,602	$1,397,688
	2/28/19	—	13,994	$83.10	2/28/29	3,549	(6)	$393,620	14,198	$1,574,700
	5/9/19	—	—	—	—	21,944	(8)	$2,433,809	—	—
(1)Stock options granted in 2014 through 2017 vest in three equal annual installments beginning on the following February 15, which is approximately the first anniversary of the grant date. Stock options granted in 2018 and 2019 vest in three equal annual installments beginning on the following March 3, which is approximately the first anniversary of the grant date.
(2)For information on vesting upon specified termination events or a change in control, see “LTI Program” and “Potential Payments Upon Termination or Change in Control.”
(3)Amounts reported are based on the closing price of our common stock on the NYSE as of December 31, 2019 ($110.91) multiplied by the number of outstanding shares.
(4)Performance awards vest according to FCF per share CAGR and Adjusted EBITDA CAGR at the end of a three-year performance period. In the table above, the number and market value of units reported reflect maximum achievement based on the Company’s performance as of December 31, 2019. The actual number of units that will be distributed is not yet determinable.
(5)Spin-off grants awarded in February 2017 vest in three equal annual installments beginning on the following February 15, which is approximately the first anniversary of the grant date. The Committee awarded the spin-off grants in recognition of contributions towards the completion of the January 2017 spin-off transactions and to promote retention of key executives. The spin-offs completed Hilton’s transformation into a fee-based, capital-efficient business model.
(6)RSUs granted in March 2018 and February 2019 vest in two equal annual installments beginning on the following March 3, which is approximately the first anniversary of the grant date.
(7)Sign-on RSUs granted to Mr. Witter that vest in four equal annual installments beginning on the first anniversary of the grant date.
(8)RSUs granted to Mr. Silcock that vest in three equal annual installments beginning on the first anniversary of the grant date.

Hilton PROXY STATEMENT  39

2019 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding shares that vested during 2019 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Christopher J. Nassetta	—	—	204,206	$20,199,698
Kevin J. Jacobs	—	—	74,007	$7,265,365
Jonathan W. Witter	—	—	95,360	$9,278,585
Matthew W. Schuyler	—	—	46,235	$4,609,498
Ian R. Carter	—	—	41,329	$4,373,648
Christopher W. Silcock	—	—	42,536	$3,916,224
(1)Includes shares received from the vesting of RSUs granted in 2017 and 2018 and performance awards granted in 2017. For Mr. Silcock, also includes shares received from the vesting of RSUs granted in 2016.
The performance awards granted in 2017 vested on December 31, 2019 at the end of a three-year performance period. The 2017 performance shares were issued to our NEOs in the following amounts and market values based on the closing price of our common stock on the NYSE as of March 3, 2020 ($93.33), which is the date of the regularly scheduled Committee meeting on which the Committee certified performance achievement: 118,492 shares ($11,058,858) for Mr. Nassetta; 41,364 shares ($3,860,502) for Mr. Jacobs; 36,652 shares ($3,420,731) for Mr. Witter; 28,250 shares ($2,636,573) for Mr. Schuyler; 33,900 shares ($3,163,887) for Mr. Carter; and 14,942 shares ($1,394,537) for Mr. Silcock.
(2)Amounts reported are based on the closing price of our common stock on the NYSE on the vesting date.

2019 PENSION BENEFITS
The table below provides information as of December 31, 2019, for those NEOs who participate in our defined benefit pension plans, both of whom ceased further pensionable service under the applicable plan(s) in 2009.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Christopher J. Nassetta		—	—	—
Kevin J. Jacobs		—	—	—
Jonathan W. Witter		—	—	—
Matthew W. Schuyler		—	—	—
Ian R. Carter	U.K. Pension Plan(2)	4	$628,107	—
	Supplemental U.K. Plan (3)	3	$916,393	—
Christopher W. Silcock	U.K. Pension Plan(2)	5	$302,765	—

(1)The present value is calculated by the trustee of the U.K. Pension Plan and represents the present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should the NEO choose to transfer their benefits from the U.K. Pension Plan in full as of December 31, 2019. The key financial assumptions used in the calculation of the present value included discount rates of 3.75% and 4.65% for 2019 and 2018, respectively, CPI inflation of 2.10% and 2.50% for 2019 and 2018, respectively, and pension inflation of 1.50% and 1.60% for 2019 and 2018, respectively.
(2)The U.K. Pension Plan is a defined benefit pension plan in the U.K., for which benefit payments are payable monthly upon retiring in accordance with the terms of the plan. The pension value is determined based on years and completed months’ of pensionable service, final pensionable salary (which is subject to an earnings cap) and an accrual ratio. The funds are invested through a trustee, who has full investment discretion. Mr. Carter and Mr. Silcock ceased pensionable service in the U.K. Pension Plan in 2009, and have a preserved pension based on their pensionable service and final pensionable salary at that time. Mr. Carter and Mr. Silcock have not contributed to the plan since then and the only increases applied to their benefit have been annual statutory increases. The purpose of the U.K. Pension Plan is to provide a retirement benefit based on U.K. market practice. The U.K. Pension Plan does not provide special policies such as granting extra years of credited service, however, it provides tax advantages such as tax relief on employee contributions and a tax-free cash payment at retirement.
(3)The Supplemental U.K. Plan is supplementary to the U.K. Pension Plan and provides an additional retirement benefit to senior management of the Company whose pensionable earnings in the U.K. Pension Plan are restricted to an earnings cap. The Supplemental U.K. Plan does not have assets. While Mr. Carter was a member of the Supplemental U.K. Plan, the Company made notional contributions calculated as a percentage of his base salary in excess of an earnings cap, which applies within the U.K. Pension Plan. No notional contributions have been made for Mr. Carter since 2009, when he ceased pensionable service. Mr. Carter has a notional retirement account balance, which is notionally invested based on Mr. Carter’s elected investment portfolio. The terms of the Supplemental U.K. Plan provide that funds be paid as a lump sum at the same time as Mr. Carter commences drawing his retirement benefits from the U.K. Plan. The Supplemental U.K. Plan does not provide any special tax treatment.

Hilton PROXY STATEMENT  40

2019 NONQUALIFIED DEFERRED COMPENSATION
The table below provides information as of December 31, 2019, for those NEOs who have a balance in the EDCP.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)
Christopher J. Nassetta	—	—	$20,658	—	$247,968
Kevin J. Jacobs	—	—	—	—	—
Jonathan W. Witter	—	—	—	—	—
Matthew W. Schuyler	—	—	—	—	—
Ian R. Carter	—	—	—	—	—
Christopher W. Silcock	—	—	—	—	—

(1)The amount in this column is not reported as compensation for fiscal year 2019 in the "Summary Compensation Table" since it does not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the one-year rate of return during 2019 ranged from 7.99% to 30.88%.
(2)Mr. Nassetta made no contributions during fiscal years 2017, 2018 or 2019 and, therefore, no amounts in this column have previously been reported in the "Summary Compensation Table."
The EDCP was frozen as of December 31, 2018. While no new participants were permitted to enter the plan and no new earnings were deferred since that date, participants may continue to make investment choices for their existing deferred compensation balance under the plan.
Under our EDCP, specified eligible employees were previously permitted to defer up to 80% of their annual salary and up to 100% of their bonus. Contributions to the EDCP consisted solely of participants’ elective deferral contributions and the Company did not provide matching contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100% vested.
Participants were permitted to elect to receive in-service distributions of such amounts at the time they made their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, participants may be allowed to access funds in their deferred compensation account before they otherwise would have been eligible. Each participant made two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, 5 years in the case of termination and 5 years for in-service distributions. In the event of a change in control, 100% of the value of the eligible employee’s deferred compensation account will be distributed.

Hilton PROXY STATEMENT  41

POTENTIAL PAYMENTS UPON TERMINATION
OR CHANGE IN CONTROL
The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans assuming a termination of employment on December 31, 2019. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. Distributions of plan balances that would be made are set forth in the "2019 Nonqualified Deferred Compensation" table.
Because the disclosures in the table assume the occurrence of a termination as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amount to be paid to each of our NEOs upon a termination may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs.

Name	Qualifying Termination(1) ($)	Qualifying Termination Within 12 Months Following CIC ($)	Death or Disability(2) ($)
Christopher J. Nassetta
Cash Severance(1)	$9,717,500	$9,717,500	$1,950,000
Equity Awards(3)	—	$58,638,809	$36,200,949
Continuation of Benefits(4)	$21,980	$21,980	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$135,000	$135,000	$135,000
Total Value of Benefits	$9,891,480	$68,530,289	$38,285,949
Kevin J. Jacobs
Cash Severance(1)	$3,400,000	$3,400,000	$850,000
Equity Awards(3)	—	$12,752,559	$8,647,313
Continuation of Benefits(4)	$10,744	$10,744	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$88,269	$88,269	$88,269
Total Value of Benefits	$3,516,013	$16,268,572	$9,585,582
Jonathan W. Witter
Cash Severance(1)	$3,400,000	$3,400,000	$850,000
Equity Awards(3)	—	$13,403,578	$9,298,331
Continuation of Benefits(4)	$12,961	$12,961	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$81,731	$81,731	$81,731
Total Value of Benefits	$3,511,692	$16,915,270	$10,230,062
Matthew W. Schuyler
Cash Severance(1)	$2,800,000	$2,800,000	$700,000
Equity Awards(3)	—	$8,364,469	$5,542,224
Continuation of Benefits(4)	$20,785	$20,785	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$72,692	$72,692	$72,692
Total Value of Benefits	$2,910,477	$11,274,946	$6,314,916
Ian R. Carter
Cash Severance(1)	$3,260,000	$3,260,000	$815,000
Equity Awards(3)	—	$7,027,088	$4,212,758
Continuation of Benefits(4)	$14,688	$14,688	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$94,038	$94,038	$94,038
Total Value of Benefits	$3,385,726	$10,412,814	$5,121,796
Christopher W. Silcock(7)
Cash Severance(1)	$2,306,160	$2,306,160	$576,540
Equity Awards(3)	—	$6,073,243	$4,615,886
Continuation of Benefits(4)	$3,081	$3,081	—
Outplacement Services(5)	$17,000	$17,000	—
Other Benefit(6)	$17,739	$17,739	$17,739
Total Value of Benefits	$2,343,980	$8,417,223	$5,210,165

Hilton PROXY STATEMENT  42

(1)For purposes of the cash severance amounts in the table above, a "qualifying termination" means (x) as defined under the Severance Plan, a termination of employment either by the Company without “cause” or by the executive for “good reason” and (y) as defined under the Incentive Plans, a termination by the Company without "cause." An executive is not deemed to have experienced a qualifying termination as a result of (a) his or her death or disability or (b) solely as a result of a change in control.
Under the Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount equal to 2.0 times (2.99 in the case of Mr. Nassetta) the sum of the executive’s base salary and annual cash incentive award payable at target, each as in effect at date of  termination.
If the employment of the NEO was terminated due to death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under "Death or Disability" for each NEO reflect each NEO’s target annual bonus for the year ended December 31, 2019.
(2)In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under our employer-paid premium life insurance plans. Mr. Silcock is eligible for four times his base salary at death. All of our other NEOs are eligible for one times their regular annual eligible wages at death. In addition, the Company has provided Mr. Nassetta with additional executive life insurance with a $10,500,000 death benefit. Therefore, if such benefits were triggered for the NEOs on December 31, 2019 under our life insurance plans the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Nassetta — $13,000,000; Mr. Jacobs — $1,767,000; Mr. Witter — $1,473,000; Mr. Schuyler — $1,501,000; Mr. Carter — $1,697,000; and Mr. Silcock — $2,306,160.
(3)Amounts represent the value of the acceleration of any unvested equity awards, assuming the acceleration occurred on December 31, 2019 and based on the closing price of our common stock on the NYSE as of December 31, 2019 ($110.91). Provisions for unvested awards are discussed in further detail under "Treatment of LTI Awards Upon Termination, Change in Control or Retirement."
•Performance awards: If the NEO’s employment terminates as a result of death or disability, a prorated portion of the performance awards will immediately vest at target levels, with such proration based on the number of days in the performance period that have elapsed. Upon a double trigger following a change in control, the performance awards will immediately vest based on actual performance through the most recently completed fiscal quarter or at a level as determined by the Committee in its good faith discretion. The amounts reported in the table above for double trigger vesting are based on the Company’s performance as of December 31, 2019.
•RSUs: Upon a double trigger following a change in control or due to the executive’s death or disability, all unvested RSUs will immediately vest.
•Stock options: Upon a double trigger following a change in control or due to the executive’s death or disability, all unvested options will immediately vest and become exercisable. In the table above, amounts reported reflect the “spread,” or difference between the exercise price and closing price as of December 31, 2019.
Amounts in the table above do not include accrued dividends on eligible outstanding equity awards. Accrued dividends as of December 31, 2019 were approximately: $302,440 for Mr. Nassetta; $81,522 for Mr. Jacobs; $85,972 for Mr. Witter; $48,215 for Mr. Schuyler; $27,595 for Mr. Carter; and $24,118 for Mr. Silcock.
(4)Under the Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that the executive would have had to pay if the executive remained employed for 12 months following the date of termination. In addition, upon a qualifying termination, an NEO who received life insurance coverage prior to the qualifying termination is entitled to receive a cash payment equal to the premiums required to continue such coverage for 12 months following the termination. Amounts reported assume 2019 rates.
(5)Under the Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of 12 months following the date of termination. Amounts in the table above assume that the cost to the Company for these outplacement services would be $17,000 for each NEO.
(6)Amounts shown represent accrued but unused vacation days.
(7)The non-equity award dollar amounts reported above for Mr. Silcock were converted to USD as described under "Base Salary." As required under U.K. law, we are party to an employment agreement with Mr. Silcock. Pursuant to the agreement, Mr. Silcock is entitled to six months' notice of the termination of his employment. His agreement does not otherwise provide for any severance payments or benefits, and we would expect that any such payments and benefits would be paid pursuant to the Severance Plan in the event his employment is terminated.

Hilton PROXY STATEMENT  43

PAY RATIO
For the fiscal year that ended December 31, 2019, we estimate that the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was 489:1 based on the following:
•The annual total compensation of our CEO was $21,387,511(1)
•The annual total compensation of our median employee was $43,695(2)
Annual total compensation includes Company-paid healthcare benefits because they are part of the total rewards that employees receive. In order for employees to tailor their benefits to individual circumstances, our benefits programs offer a variety of choices in coverage. The healthcare figures reflected above correspond to the selections each of these employees made when they enrolled in benefits.
In order to identify the median employee, we used the methodology described below:
•As of October 1, 2017, the date chosen for identifying the median employee, we collected data for all employees globally and used base pay as our consistently applied compensation measure. For hourly workers, we calculated annual base pay based on a reasonable estimate of hours worked during 2017, and used salary levels for salaried employees. We annualized pay for permanent employees who commenced work during 2017. Consistent with SEC guidance, we used reasonable estimates to determine the base pay for a small portion of our employee population. We identified employees within a narrow range of the estimated median and then employed statistical sampling to select the median employee from within that range.
•For 2019, we are using an employee whose compensation is substantially similar to the median employee identified in 2017 because we reasonably believe there would be a significant change in the pay ratio disclosure due to a change in the original median employee's circumstances.
This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC allows companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

(1)For purposes of the pay ratio disclosure, the CEO’s annual total compensation includes the amount reported in the “Total” column of the "Summary Compensation Table," plus the CEO’s Company-paid healthcare benefits.
(2)The median employee’s annual total compensation includes the median employee’s Company-paid healthcare benefits ($11,021) and Company 401(k) match.
Hilton PROXY STATEMENT  44

OWNERSHIP OF SECURITIES
The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 13, 2020 by (1) each person known to us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name	Amount and Nature of Beneficial Ownership	Percentage of Common Stock Outstanding
Principal Stockholders
T. Rowe Price Associates, Inc.(1)	25,590,256	9.2
The Vanguard Group(2)	21,428,613	7.7
BlackRock, Inc.(3)	18,767,600	6.8
Wellington Management Group LLP(4)	15,571,512	5.6
Directors and Named Executive Officers
Christopher J. Nassetta(5)(6)	3,517,687	1.3
Jonathan D. Gray(7)	731,666	*
Charlene T. Begley(8)	6,175	*
Melanie L. Healey(8)	5,415	*
Raymond E. Mabus, Jr.(8)	5,213	*
Judith A. McHale(8)	13,836	*
John G. Schreiber(8)	10,324	*
Elizabeth A. Smith(8)	13,836	*
Douglas M. Steenland(8)	17,169	*
Ian R. Carter(6)	736,144	*
Kevin J. Jacobs(6)(9)	369,471	*
Matthew W. Schuyler(6)	379,187	*
Christopher W. Silcock(6)	120,406	*
Jonathan W. Witter(6)	119,057	*
Directors and Executive Officers as a group (16 persons)(10)	6,326,952	2.3
*Represents less than 1%.
(1)As reported in a Schedule 13G/A filed on February 14, 2020, T. Rowe Price Associates, Inc. has sole voting power over 8,863,455 shares of our common stock and sole dispositive power over 25,590,256 shares of our common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(2)As reported in a Schedule 13G/A filed on February 12, 2020, The Vanguard Group has sole voting power over 430,584 shares of our common stock, shared voting power over 73,382 shares of our common stock, sole dispositive power over 20,946,229 shares of our common stock and shared dispositive power over 482,384 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)As reported in a Schedule 13G/A filed on February 5, 2020, BlackRock, Inc. has sole voting power over 16,200,416 shares of our common stock and sole dispositive power over 18,767,600 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(4)As reported in a Schedule 13G/A filed on January 27, 2020, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared voting power over 14,471,277 shares of our common stock and shared dispositive power over 15,571,512 shares of our common stock. The address of each entity is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.
(5)Includes 677,933 shares of common stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. 99% of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1% is held by the aforementioned living trust.
(6)Includes shares underlying vested options as follows: Mr. Nassetta: 563,557; Mr. Carter: 134,390; Mr. Jacobs: 158,324; Mr. Schuyler: 115,981; Mr. Silcock: 48,886 and Mr. Witter: 35,508.
(7)Amounts shown for Mr. Gray are held directly by The Gray Foundation over which Mr. Gray may be deemed to have investment and voting power. Mr. Gray does not have any economic interest in the shares held by the foundation.
(8)Includes fully vested DSUs and dividend equivalents that settle on earlier of a termination for any reason or a change in control as follows: Ms. Begley: 6,175; Ms. Healey: 5,415; Mr. Mabus: 5,213; Ms. McHale: 11,670; Mr. Schreiber: 10,324; Ms. Smith: 11,670; and Mr. Steenland: 11,670.
(9)Amounts shown for Mr. Jacobs include 135,000 shares of common stock held by a grantor retained annuity trust in which Mr. Jacobs serves as trustee.
(10)Includes 1,147,226 shares underlying vested options held by our executive officers and 62,136 fully vested DSUs and dividend equivalents held by our directors.

Hilton PROXY STATEMENT  45

TRANSACTIONS WITH RELATED PERSONS
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that a "related person" (as defined in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5% of our common stock) must promptly disclose to our General Counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel will then promptly communicate that information to our Board or a duly authorized committee of the Board (currently the Audit Committee). No related person transaction will be executed without the approval or ratification of our Board or a duly authorized committee of the Board. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below was approved in accordance with our policy on transactions with related persons.
TRANSACTIONS
T. Rowe Price Associates, Inc. is a beneficial holder of more than 5% of our outstanding common stock according to a Schedule 13G/A that it filed with the SEC on February 14, 2020. T. Rowe Price Retirement Plan Services, Inc. provides recordkeeping and management services for three of the Company’s retirement savings plans and received in 2019, in the aggregate, approximately $6.5 million for investment management services and approximately $1.1 million for recordkeeping services in connection with the three plans. Mr. Schreiber, a director trustee of a number of mutual funds managed by T. Rowe Price Associates and a member of our Board, has no financial interest in the foregoing described services provided by T. Rowe Price Retirement Plan Services, Inc.
INDEMNIFICATION AGREEMENTS
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Hilton PROXY STATEMENT  46

QUESTIONS AND ANSWERS
Why am I being provided with these materials?
We have made our proxy materials available to you on the Internet or, upon your request, delivered printed versions of these proxy materials to you by mail in connection with the solicitation by the Board of Directors of Hilton Worldwide Holdings Inc. of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. You are invited to attend the Annual Meeting and vote your shares online.
Why is the Annual Meeting being webcast online?
Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and other participants at the Annual Meeting, this year the Annual Meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages of a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/HLT2020, providing our stockholders with the opportunity for meaningful engagement with the Company. We expect that we will return to holding an in-person annual meeting next year.
How do I participate in the virtual meeting?
To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/HLT2020. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.
What am I voting on?
There are four proposals scheduled to be voted on at the Annual Meeting:
•Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
•Proposal No. 3: Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.
•Proposal No. 4: Advisory vote on the frequency of future stockholder votes on named executive officer compensation.
Who is entitled to vote?
Stockholders as of the close of business on April 13, 2020 (the "Record Date") may vote at the Annual Meeting. As of that date, there were 277,162,571 shares of common stock outstanding. You have one vote for each share of common stock held by you as of the Record Date, including shares:
•Held directly in your name as "stockholder of record" (also referred to as "registered stockholder"); and
•Held for you in an account with a broker, bank or other nominee (shares held in "street name") — Street name holders generally cannot vote their shares directly and instead must instruct the brokerage firm, bank or nominee how to vote their shares.
What constitutes a quorum?
The holders of record of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by "broker non-votes" that are present and entitled to vote at the Annual Meeting are counted for purposes of determining a quorum. However, as described below under "How are votes counted?" if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote").
What is a "broker non-vote"?
A broker non-vote occurs when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Under current NYSE interpretations that govern broker non-votes, Proposal Nos. 1, 3 and 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
How many votes are required to approve each proposal?
With respect to Proposal Nos. 1, 2 and 3, approval of the proposal requires the affirmative vote of a majority of the votes cast. With respect to Proposal No. 4, the frequency of future say-on-pay votes, we will consider the alternative receiving the greatest number of votes — one year, two years or three years — to be the frequency that stockholders approve. While the votes on executive compensation (Proposal No. 3) and frequency of future say-on-pay votes (Proposal No. 4) are advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions. There is no cumulative voting in director elections.
Hilton PROXY STATEMENT  47

Our Corporate Governance Guidelines set forth our procedures if a director nominee is nominated in an uncontested election but receives a majority of "against" votes. In an uncontested election, any nominee for director who receives a greater number of votes "against" from his or her election than votes "for" such election is required to tender his or her resignation following certification of the stockholder vote. The Nominating & ESG Committee is required to consider all relevant factors and make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation within 90 days after certification of the election results.
How are votes counted?
The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

	Vote Required	Voting Options(1)	Broker Discretionary Voting Allowed	Impact of Abstain Vote(2)
Proposal 1: Election of the director nominees listed in this Proxy Statement	Majority of votes cast: Votes "FOR" must exceed votes "AGAINST"(3)	"FOR" "AGAINST" "ABSTAIN"	No(4)	None
Proposal 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	Majority of votes cast: Votes "FOR" must exceed votes "AGAINST"	"FOR" "AGAINST" "ABSTAIN"	Yes(5)	None
Proposal 3: Non-binding vote to approve executive compensation	Majority of votes cast: Votes "FOR" must exceed votes "AGAINST"	"FOR" "AGAINST" "ABSTAIN"	No(4)	None
Proposal 4: Advisory vote on frequency of future stockholder votes on executive compensation	The frequency receiving the greatest number of votes	"ONE YEAR", "TWO YEARS", "THREE YEARS" or "ABSTAIN"	No(4)	None
(1)If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee listed herein and on the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.
(2)Abstentions are not considered votes cast and therefore will not affect the outcome of these proposals.
(3)In an uncontested election of directors at which a quorum is present, any nominee who receives a greater number of votes cast "FOR" his or her election than votes cast "AGAINST" his or her election will be elected to the Board of Directors. An incumbent nominee who does not receive a majority of votes cast is expected to tender his or her resignation. The Nominating & ESG Committee would then consider and recommend to the Board whether to accept or reject the resignation.
(4)Broker non-votes with respect to this proposal are not counted as votes cast and will, therefore, not affect the outcome of this proposal.
(5)As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.
How does the Board recommend that I vote?
Our Board recommends that you vote your shares:
•"FOR" each of the nominees to the Board set forth in this Proxy Statement.
•"FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.
•"FOR" the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.
•"ONE YEAR" for the frequency of stockholder vote on executive compensation.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you may vote by granting a proxy. Specifically, you may vote:
•By Internet – If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by Internet.
•By Telephone – If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit number included on your Notice of Internet Availability or your proxy card in order to vote by telephone.
•By Mail – You may vote by mail by requesting a proxy card from us, indicating your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.
If you hold your shares in street name, you may submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on June 4, 2020, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record must be received no later than June 4, 2020.
Hilton PROXY STATEMENT  48

How do I vote my shares online at the Annual Meeting?
You may vote and submit questions while attending the meeting online via live audio webcast. Shares held in your name as the stockholder of record or beneficially in street name may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/HLT2020 during the meeting. You will need the 16-Digit Control Number included on your Notice of Internet Availability or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and enter the meeting.
Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What does it mean if I receive more than one Notice of Internet Availability on or about the same time?
It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice of Internet Availability you receive.
May I change my vote or revoke my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to our Secretary, provided such statement is received no later than June 4, 2020;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on June 4, 2020;
•submitting a properly signed proxy card with a later date that is received no later than June 4, 2020; or
•attending the Annual Meeting, revoking your proxy and voting online.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.
Could other matters be decided at the Annual Meeting?
As of the date this Proxy Statement went to print, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.
If other matters are properly presented at the Annual Meeting for consideration and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Hilton PROXY STATEMENT  49

STOCKHOLDER PROPOSALS
FOR THE 2021 ANNUAL MEETING
STOCKHOLDER PROPOSALS FOR INCLUSION IN 2021 PROXY STATEMENT (OTHER THAN DIRECTOR NOMINATIONS)
To be eligible for inclusion in the proxy statement for our 2021 Annual Meeting of Stockholders, under the SEC’s stockholder proposal rule (Rule 14a-8(e) of the Exchange Act), a proposal must be received by our Secretary on or before December 25, 2020. The proposal should be mailed by certified mail return receipt requested to our Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
STOCKHOLDER DIRECTOR NOMINATIONS FOR INCLUSION IN 2021 PROXY STATEMENT
Written notice of stockholder nominations to our Board of Directors that are to be included in the proxy statement pursuant to the proxy access provisions in Article I, Section 12 of our by-laws must be delivered to our Secretary no earlier than 150 nor later than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any eligible stockholder who wishes to have a nomination considered at the 2021 Annual Meeting and included in our proxy statement must deliver a written notice (containing the information specified in our by-laws) to our Secretary on or after January 6, 2021, but not later than February 5, 2021.
STOCKHOLDER DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2021 ANNUAL MEETING NOT INCLUDED IN 2021 PROXY STATEMENT
To make a director nomination or present other business for consideration at the Annual Meeting of Stockholders to be held in 2021 that will not be included in the proxy statement, you must submit a timely notice in accordance with the procedures described in our by-laws. To be timely, a stockholder’s notice must be delivered to the Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2021 Annual Meeting, such a proposal must be received on or after February 5, 2021, but not later than March 7, 2021. In the event that the date of the Annual Meeting of Stockholders to be held in 2021 is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of this year’s Annual Meeting of Stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the Annual Meeting of Stockholders to be held in 2021 and not later than the 90th day prior to such Annual Meeting of Stockholders to be held in 2021 or 10 calendar days following the day on which public announcement of the date of such Annual Meeting is first made. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our by-laws. The proxy solicited by the Board for the 2021 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals that are considered untimely.
FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements include, but are not limited to, statements made in the section of this Proxy Statement entitled "Executive Compensation." In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks related to the potential impact of the COVID-19 outbreak, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the U.S. and Hilton’s indebtedness. Additional factors that could cause Hilton’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 11, 2020, as supplemented in Hilton's Current Report on Form 8-K filed with the SEC on April 16, 2020, as such factors may be updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Proxy Statement and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Hilton PROXY STATEMENT  50

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as "householding," provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Office of the Corporate Secretary, Hilton Worldwide Holdings Inc., 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102.
OTHER BUSINESS
The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.
By Order of the Board of Directors,

Kristin A. Campbell
Executive Vice President, General Counsel and Secretary
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.ir.hilton.com) and click on "Financial Reporting" under the "Investors" heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2019, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Office of the Corporate Secretary
Hilton Worldwide Holdings Inc.
7930 Jones Branch Drive
Suite 1100
McLean, Virginia 22102
Hilton PROXY STATEMENT  51

ANNEX A –
NON-GAAP MEASURES
This proxy statement refers to certain financial measures that are not recognized under U.S. GAAP, including Adjusted EBITDA. A reconciliation of net income to EBITDA and Adjusted EBITDA appear on the next page. The results herein reflect the adoption of new accounting standards, including Accounting Standards Update ("ASU") No. 2016-02, Leases (Topic 842).
ADJUSTED EBITDA
Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects net income (loss), excluding interest expense, a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; (ix) amortization of contract acquisition costs; (x) the net effect of reimbursable costs included in other revenues and expenses from managed and franchised properties; and (xi) other items.
The Company believes that EBITDA and Adjusted EBITDA provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company’s management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company’s industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves to be consistent with the treatment of FF&E for owned hotels where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company’s cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items that are not core to the Company’s operations and are not reflective of the Company’s performance.
EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. The Company’s definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Hilton PROXY STATEMENT A-1

NON-GAAP FINANCIAL MEASURES RECONCILIATION –
ADJUSTED EBITDA
The table below provides a reconciliation of net income to EBITDA and Adjusted EBITDA:

Year Ended December 31, 2019
(unaudited, in millions)
Net income	$886
Interest expense	414
Income tax expense	358
Depreciation and amortization	346
EBITDA	2,004
Gain on sale of assets, net	(81)
Loss on foreign currency transactions	2
FF&E replacement reserves	59
Share-based compensation expense	154
Amortization of contract acquisition costs	29
Net other expenses from managed and franchised properties	77
Other adjustment items(1)	64
Adjusted EBITDA	$2,308
(1)Includes impairment losses, expenses recognized in connection with the refinancings and repayments of the senior secured credit facilities, severance and other items.
Hilton PROXY STATEMENT  A-2

7930 Jones Branch Drive
McLean, Virginia 22102
www.ir.hilton.com

HILTON WORLDWIDE HOLDINGS INC. 7930 JONES BRANCH DRIVE SUITE 1100 MCLEAN, VA 22102
VOTE BY INTERNET

Before The Meeting – Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting – Go to www.virtualshareholdermeeting.com/HLT2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E40978-P02451                  KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HILTON WORLDWIDE HOLDINGS INC.

The Board of Directors recommends you vote FOR the election of the following nine director nominees:

1. Election of Directors		For	Against	Abstain
Nominees:					The Board of Directors recommends you vote FOR proposals 2 and 3.
1a. Christopher J. Nassetta		☐	☐	☐			For	Against	Abstain
1b. Jonathan D. Gray		☐	☐	☐	2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020.		☐	☐	☐
1c. Charlene T. Begley		☐	☐	☐
1d. Melanie L. Healey		☐	☐	☐	3. Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers.		☐	☐	☐
1e. Raymond E. Mabus, Jr.		☐	☐	☐
1f. Judith A. McHale		☐	☐	☐	The Board of Directors recommends you vote for 1 YEAR on the following proposal.	1 Year	2 Years	3 Years
1g. John G. Schreiber		☐	☐	☐					Abstain
1h. Elizabeth A. Smith		☐	☐	☐	4. Advisory vote on the frequency of future stockholder votes on named executive officer compensation.	☐	☐	☐	☐
1i. Douglas M. Steenland		☐	☐	☐
Please indicate if you plan to attend this meeting.		☐	☐		NOTE: To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E40979-P02451

HILTON WORLDWIDE HOLDINGS INC.
Annual Meeting of Stockholders
June 5, 2020 9:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Hilton Worldwide Holdings Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held June 5, 2020 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NINE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, "ONE YEAR" UNDER PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side